UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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NorthWestern Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NorthWestern Corporation

d/b/a NorthWestern Energy

3010 W. 69th Street

Sioux Falls, SD 57108

www.northwesternenergy.com

March 9, 2009

Dear NorthWestern Corporation Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders to be held on Wednesday, April 22, 2009, at 2:00 p.m. Mountain Time at the Montana Tech Student Union Building, 1300 West Park Street, Butte, Montana.

At the meeting, stockholders will be voting on the election of directors, the ratification of our independent registered public accounting firm for 2009, and the approval of an employee stock purchase plan. The proxy statement included with this letter provides you with information about the annual meeting and the business to be conducted.

YOUR VOTE IS IMPORTANT. We urge you to read this proxy statement carefully. Whether or not you plan to attend the annual meeting in person, we urge you to vote promptly through the Internet, by telephone or by mail.

For your convenience, we are pleased to offer an audio webcast of the annual meeting if you cannot attend in person. The webcast can be accessed live on our Web site at http://www.northwesternenergy.com under About Us/Investor Information/Presentations and Webcasts, or you can listen to a replay of the webcast, which will be archived on our Web site after the meeting at the above location.

Thank you for your continued support of NorthWestern Corporation.

Very truly yours,

Robert C. Rowe

President and Chief Executive Officer

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NorthWestern Corporation

3010 W. 69th Street, Sioux Falls, South Dakota 57108

Notice of Annual Meeting of Stockholders

The 2009 Annual Meeting of Stockholders of NorthWestern Corporation will be held on

Wednesday, April 22, 2009, at 2:00 p.m. Mountain Time at the Montana Tech Student Union Building, 1300 West Park Street, Butte, Montana. The purpose of the annual meeting is to:

1.	Elect our slate of seven nominees to our Board of Directors to hold office until the annual meeting of stockholders in 2010 and until their successors are duly elected and qualified;
2.	Ratify our appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2009;
3.	Approve the NorthWestern Energy Employee Stock Purchase Plan; and
4.	Transact any other business as may properly come before the annual meeting and any adjournment or postponement of the annual meeting.

This year, we are pleased to be using the “Notice and Access” rule adopted by the Securities and Exchange Commission that allows companies to deliver a notice of Internet availability of proxy materials to stockholders in lieu of a paper copy of the proxy statement and our 2008 Annual Report. The Notice contains instructions on how to access those documents online, describes matters to be considered at the meeting, and gives instructions as to how shares can be voted. Stockholders receiving the notice can request a paper copy of the proxy materials by following the instructions set forth in the notice. We believe that this new process will conserve natural resources and reduce the costs of printing and distributing our proxy materials. The Notice was first mailed to stockholders on March 9, 2009.

Holders of common stock of NorthWestern Corporation at the close of business on February 23, 2009 will be entitled to vote on all matters that may come before the meeting or any adjournments or postponements thereof. A complete list of the stockholders entitled to vote at the meeting will be open for examination by any stockholder for any purpose germane to the meeting for a period of 10 days prior to the meeting at our office located at 3010 W. 69th Street, Sioux Falls, South Dakota, and also at the meeting.

Stockholders are urged to vote their proxy through the Internet, by telephone or by mail. A stockholder who attends the meeting in person may withdraw his or her proxy and vote at the meeting. The Board of Directors recommends a vote “FOR” each of the proposals.

By Order of the Board of Directors,

Miggie E. Cramblit

Vice President, General Counsel and Corporate Secretary

March 9, 2009

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 22, 2009: The proxy statement and annual report to stockholders are available on the Internet at http://www.proxyvote.com.

This proxy statement contains information related to the solicitation of proxies by the Board of Directors (the “Board”) of NorthWestern Corporation (“NorthWestern,” the “company,” “we,” “us,” or “our”) in connection with the annual meeting of stockholders to be held on Wednesday, April 22, 2009.

ABOUT THE ANNUAL MEETING

Q:	When and where is the annual meeting?

A:	Our annual meeting of stockholders will be held on Wednesday, April 22, 2009, at 2:00 p.m. Mountain Time at the Montana Tech Student Union Building, 1300 West Park Street, Butte, Montana.

Q:	Will the annual meeting be webcast?

A.

The annual meeting will be webcast (audio and slides) simultaneously with the live meeting. You may access the webcast from our Web site at http://www.northwesternenergy.com under About Us/Investor Information/Presentations and Webcasts. A replay of the webcast also will be available at the same location on our Web site through May 22, 2009.

Q:	What matters will be voted on at the annual meeting?

A:	The following matters will be voted on at the annual meeting:

•	Election of our seven nominees to serve on our Board;

•	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2009;

•	Approval of the NorthWestern Energy Employee Stock Purchase Plan; and

•	Transaction of any other matters and business as may properly come before the annual meeting or any postponement or adjournment of the annual meeting.

Q:	Who can vote at the annual meeting?

A:

All stockholders of record as of the close of business on February 23, 2009, are entitled to receive notice of and to vote, in person or by proxy, at the annual meeting or any postponement or adjournment of the annual meeting. If you owned shares of our common stock at the close of business on February 23, 2009, you are entitled to one vote per share upon each matter presented at the meeting. The company does not have any other outstanding class of voting stock. Stockholders whose shares are held in an account at a brokerage firm, bank or other nominee (i.e., in “street name”), will need to obtain a proxy from the broker, bank or other nominee that holds their shares authorizing them to vote at the annual meeting.

Q:	Who can attend the annual meeting?

A:

All stockholders of record as of the close of business on February 23, 2009, may attend the annual meeting. If you wish to attend the annual meeting and your shares are held in an account at a brokerage firm, bank or other nominee (i.e., in “street name”), you will need to bring your Notice or a copy of your brokerage statement or other documentation reflecting your stock ownership as of the record date.

Q:	What is a quorum of stockholders?

A:

A quorum is necessary to hold a valid annual meeting. A quorum will be present at the annual meeting if the holders of a majority of the shares of our common stock outstanding and entitled to vote on the record date are present in person or represented by proxy. If a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned to solicit additional proxies. Abstentions and “broker non-votes” count as present for establishing a quorum for the transaction of all business. Since there were 35,936,478 shares of common stock issued and outstanding and entitled to vote at the annual meeting as of the record date, the presence of holders of 17,968,240 shares, in person or by proxy, will constitute a quorum.

Q:	What vote is required for each proposal at the annual meeting?

A:

The election of directors requires a plurality of the votes cast by the shares of common stock present in person or represented by proxy at the annual meeting. “Plurality” means that the nominees receiving the largest number of votes cast “FOR” are elected as directors up to the maximum number of directors to be chosen at the meeting. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Stockholders do not have the right to cumulate their votes for directors. In August 2006, the Board adopted a Majority Vote Policy for the election of directors. The policy provides that, in an uncontested election, any nominee for director who receives a greater number of “WITHHOLD AUTHORITY” votes from his or her election than votes “FOR” such election (a “Majority Withheld Vote”) shall promptly tender his or her resignation following certification of the stockholder vote under the procedures in the Policy. The Majority Vote Policy is explained in detail on page 11 of this proxy statement.

Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2009 requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote thereon.

Approval of the NorthWestern Energy Employee Stock Purchase Plan requires the affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote at the meeting.

Q:	How does our Board recommend that I vote?

A:	Our Board recommends that you vote:

•	“FOR” the election of each of our nominees for director; and

•	“FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2009.

•	“FOR” the approval of the NorthWestern Energy Employee Stock Purchase Plan.

Q:	Are the proxy materials available electronically?

A.	The proxy statement, annual report, voting card and voting instructions are available on the Internet at http://www.proxyvote.com and will be available for one year following the annual meeting.

Q:	What methods may I use to cast my vote?

A.

Stockholders can vote their shares by proxy via (1) the Internet, (2) a toll-free telephone call, or (3) by mailing their signed proxy card. Detailed instructions for voting and the voting card can be found on the Internet at http://www.proxyvote.com.

Voting in Person at the Annual Meeting. Submitting your vote by proxy will not affect your right to attend the annual meeting and to vote in person. If you attend the annual meeting and wish to vote in person, you will be given a ballot at the annual meeting. Please note, however, that if your shares are held in “street name” by a broker, bank or other nominee and you wish to vote at the annual meeting, you must bring to the annual meeting a proxy from the recordholder of the shares authorizing you to vote at the annual meeting.

We do not expect that any matters other than those described in this proxy statement will be brought before the annual meeting; however, by giving your proxy, you appoint the persons named as proxies as your representatives at the annual meeting. If an issue should arise for vote at the annual meeting that is not included in the proxy material, the proxy holders will vote your shares in accordance with their best judgment.

Q:	How are votes counted?

A:

For the election of directors, you may vote “FOR” all of the nominees or you may “WITHHOLD AUTHORITY” for one or more of the nominees. Withheld votes will not count as votes cast for the nominee, but will count for the purpose of determining whether a quorum is present. As a result, if you withhold your vote, it has no effect on the outcome of the vote to elect directors under the plurality voting standard applicable under state law; however, under our Majority Vote Policy, if a nominee for director receives more “WITHHOLD AUTHORITY” votes than “FOR” votes, such nominee is to immediately tender his/her resignation.

For the proposal relating to ratification of our independent registered public accounting firm, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Assuming a quorum is present, the failure to vote, either by not returning a properly executed proxy card or not voting in person at the annual meeting, will have no effect on the outcome of the voting on the proposal. However, abstentions will have the same effect as voting “AGAINST” ratification of our independent registered public accounting firm.

For the proposal relating to the approval of the NorthWestern Energy Employee Stock Purchase Plan, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Assuming a quorum is present, the failure to vote, either by not returning a properly executed proxy card or not voting in person at the annual meeting, will have no effect on the outcome of the voting on the proposal. However, abstentions will have the same effect as voting “AGAINST” the approval of the NorthWestern Energy Employee Stock Purchase Plan.

If you sign and return your proxy card without indicating your vote, your shares will be voted “FOR” each of the nominees for director, “FOR” ratification of Deloitte & Touche LLP as our independent registered public accounting firm, and “FOR” the approval of the NorthWestern Energy Employee Stock Purchase Plan, and in accordance with the recommendations of our Board on any other matters properly brought before the annual meeting for a vote.

Q:	What is a “broker non-vote”?

A:

A “broker non-vote” generally occurs when a broker, bank or other nominee holding shares in “street name” on your behalf does not vote on a proposal because the broker, bank or other nominee has not received your voting instructions and lacks discretionary power to vote the shares. However, under the rules of the New York Stock Exchange, or NYSE, brokers, banks and other nominees have the discretion to vote on routine matters, such as the election of directors and the ratification of the appointment of our independent registered public accounting firm, unless you instruct otherwise, but do not have authority to vote on non-routine matters, such as the approval of the NorthWestern Energy Employee Stock Purchase Plan. If you do not provide voting instructions, your broker, bank or other nominee may either vote your shares on routine matters or leave your shares unvoted. We encourage you to provide instructions to your broker, bank or other nominee. This ensures your shares will be voted at the meeting. When a broker, bank or other nominee votes its customers’ unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm, however, cannot vote customers’ shares on non-routine matters. Accordingly, these shares (sometimes referred to as broker non-votes) are considered not entitled to vote on non-routine matters, rather than as a vote against the matter.

Q:	Can I change my vote after I have delivered my proxy?

A:

Yes. If you are a recordholder of our common stock, you can change your vote at any time before your proxy is voted at the annual meeting by again voting by one of the methods described previously or by attending the annual meeting and voting in person. You also may revoke your proxy by delivering a notice of revocation to our Corporate Secretary prior to the vote at the annual meeting. If your shares are held in “street name,” you must contact your broker, bank or other nominee to revoke your proxy.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one notice of our annual meeting. For example, if you hold your shares in more than one brokerage account, you will receive a separate notice for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive a notice for each registration. Please follow the voting instructions for each notice that you receive.

Q:	Who pays for the solicitation of proxies?

A:

The Board of Directors of NorthWestern Corporation is providing these proxy materials to you in connection with the solicitation by the Board of proxies to be voted at NorthWestern’s annual meeting of stockholders that will take place on April 22, 2009. NorthWestern will pay the cost of the solicitation, which will be made primarily by the use of mail and the Internet. Proxies also may be solicited in person, by telephone, facsimile or similar means, by our directors, officers or employees without additional compensation.

We will, on request, reimburse stockholders who are brokers, banks or other nominees for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of the shares they hold of record.

PROPOSAL 1

ELECTION OF DIRECTORS

In accordance with our current certificate of incorporation and our current bylaws, all members of our Board are elected annually, to serve until the next annual meeting of stockholders and until their successors are duly elected and qualify. Our bylaws currently authorize a Board consisting of not fewer than five nor more than eleven persons. We currently have eight seats on our board. Jon S. Fossel is not standing for re-election, and the Board expressed their appreciation for Mr. Fossel’s contributions to our Board during his tenure. The board has reduced the number of seats on our board to seven effective as of the time of our annual meeting. Our Board has determined that, with the exception of Robert C. Rowe, all of the director nominees are independent within the meaning of the listing standards of the NYSE.

The nominees for election to the seven positions on our Board, selected by our Nominating and Corporate Governance Committee of the Board and proposed by our Board to be voted upon at the annual meeting, are Stephen P. Adik; E. Linn Draper, Jr.; Dana J. Dykhouse; Julia L. Johnson; Philip L. Maslowe; D. Louis Peoples and Robert C. Rowe.

Unless authority to vote for the election of directors has been specifically withheld, the persons named in the accompanying proxy intend to vote “FOR” the election of director nominees Adik, Draper, Dykhouse, Johnson, Maslowe, Peoples and Rowe to hold office as directors until the next annual meeting of stockholders in 2010 and until their successors are duly elected and qualified. All nominees have advised the Board that they are able and willing to serve as directors.

If any nominee becomes unavailable for any reason (which is not anticipated), the shares represented by the proxies may be voted for such other person or persons as may be determined by the holders of the proxies (unless a proxy contains instructions to the contrary). In no event will the proxy be voted for more than seven nominees. Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the annual meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving a plurality of votes; however, under our Majority Vote Policy, if a nominee for director receives more “WITHHOLD AUTHORITY” votes than “FOR” votes, such nominee shall immediately tender his/her resignation under the procedures in the Policy. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted “FOR” the election of the seven nominees named above as directors.

Nominees

Stephen P. Adik, age 65, director since November 1, 2004, is the retired Vice Chairman (2001-2003) of NiSource Inc. (NYSE: NI), an electric and natural gas production, transmission and distribution company; formerly Senior Executive Vice President and Chief Financial Officer (1998-2001) of NiSource. Mr. Adik serves on the Boards of Beacon Power (NASDAQ: BCON), a designer and manufacturer of power conversion and sustainable energy storage systems for the distributed generation, renewable energy, and backup power markets; the Chicago SouthShore and South Bend Railroad, a regional rail carrier serving northwest Indiana; and Dearborn Midwest Conveyor Company, a manufacturer and installer of conveyor equipment for the bulk materials and automotive industries.

E. Linn Draper, Jr., age 67, Chairman of the Board since November 1, 2004, is the retired Chairman, President and Chief Executive Officer of American Electric Power Company (NYSE: AEP), a public utility holding company (1992-2004). Mr. Draper serves on the Boards of Alliance Data Systems Corporation (NYSE: ADS), a provider of transaction services, credit services and marketing services; Alpha Natural Resources Inc. (NYSE: ANR), a coal producer; Temple-Inland Inc. (NYSE: TIN), a corrugated packing and forest products business; and TransCanada (NYSE: TRP), a transporter and marketer of natural gas and generator of electric power in Canada and the United States.

Dana J. Dykhouse, age 51, director since January 30, 2009, President and Chief Executive Officer of First PREMIER Bank, a regional bank headquartered in Sioux Falls, S.D. with bank locations across eastern South Dakota, since 1995. Mr. Dykhouse also serves in a variety of leadership roles in civic, community and professional organizations in South Dakota.

Julia L. Johnson, age 46, director since November 1, 2004, is President of NetCommunications, LLC, a strategy consulting firm specializing in the energy, telecommunications and information technology public policy arenas, since 2000. Ms. Johnson served as Commission Chairman (1997-1999) and Commissioner (1992-1997) for the Florida Public Service Commission. Ms. Johnson serves on the Boards of Allegheny Energy Inc. (NYSE: AYE), an electric utility holding company; MasTec, Inc. (NYSE: MTZ), a leading end-to-end voice, video, data and energy infrastructure solution provider; and American Water (NYSE: AWK), the largest investor-owned water and wastewater utility company in the United States which serves more than 15.6 million people in 32 U.S. states and in Ontario, Canada.

Philip L. Maslowe, age 62, director since November 1, 2004, was formerly Executive Vice President and Chief Financial Officer (1997-2002) of The Wackenhut Corporation, a security, staffing and privatized prisons corporation. Mr. Maslowe serves on the Board of Delek US Holdings, Inc. (NYSE: DK), a diversified energy business focused on petroleum refining and supply and retail marketing; Hilex Poly Co., LLC, a leading manufacturer of plastic bag and film products; and American Media, Inc., a leading publishing company in the field of celebrity journalism and health and fitness magazines.

D. Louis Peoples, age 68, director since January 14, 2006, is the retired Chief Executive Officer and Vice Chairman of the Board of Orange and Rockland Utilities, Inc. (1994-1999). Mr. Peoples serves on the Boards of the Center for Clean Air Policy, the North Lake Tahoe Historical Society, and the Nevada Area Council, Boy Scouts of America. He is also on the technical Advisory Board of the Nevada Institute for Renewable Energy Commercialization and serves as Regional Director for the San Francisco Bay Area and Northern Nevada for the Naval War College Foundation. Mr. Peoples is a sponsor of the Aspen Institute Forum on Energy, the Environment and the Economy.

Robert C. Rowe, age 53, President, Chief Executive Officer and director of NorthWestern Corporation since August 2008. Prior to joining NorthWestern, Mr. Rowe was co-founder and senior partner at Balhoff, Rowe & Williams, LLC, a specialized national professional services firm providing financial and regulatory advice to clients in the telecommunications and energy industries (January 2005-August 2008); and served as Chairman and Commissioner of the Montana Public Service Commission (1993–2004).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF THESE SEVEN NOMINEES.

Directors Not Standing for Re-election

The following information is given with respect to Mr. Fossel, who is not standing for re-election at our annual meeting. Mr. Fossel will continue to serve on our Board until the annual meeting.

Jon S. Fossel, age 67, director since November 1, 2004, is the retired Chairman, President and Chief Executive Officer of Oppenheimer Management Corporation, a mutual fund investment company (“Oppenheimer”) (1989-1996). Mr. Fossel serves as nonexecutive chairman of the Board of UnumProvident Corporation (NYSE: UNM), a disability and life insurance provider.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Our common stock is currently the only class of voting securities. The number of shares noted are those beneficially owned, as determined under the rules of the Securities and Exchange Commission (“SEC”), and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of option, warrant or right.

Security Ownership of Directors and Management

The following table sets forth certain information as of February 23, 2009, with respect to the beneficial ownership of shares of our common stock owned by our current directors, the Named Executive Officers, and by all of our directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Unrestricted Shares of Common Stock Beneficially Owned Directly	Unrestricted Shares of Common Stock Beneficially Owned Indirectly	Unvested Restricted Stock	Deferred Stock Units	Total Shares of Common Stock Beneficially Owned	Percent of Common Stock
Stephen P. Adik (1)	–	20,000	4,999	19,843	44,842	*
E. Linn Draper, Jr.	–	–	4,999	38,276	43,275	*
Dana J. Dykhouse	3,000	–	–	–	3,000	*
Jon S. Fossel	6,501	–	4,999	–	11,500	*
Julia L. Johnson	–	–	4,999	27,671	32,670	*
Philip L. Maslowe	–	–	4,999	25,944	30,943	*
D. Louis Peoples	3,000	–	4,999	12,018	20,017	*
Robert C. Rowe (2)	–	1,725	–	–	1,725	*
Brian B. Bird	19,099	–	9,044	–	28,143	*
Gregory G. A. Trandem	6,417	–	–	–	6,417	*
Curtis T. Pohl	4,476	–	4,367		8,843	*
Miggie E. Cramblit	–	–	1,500	–	1,500	*
Michael J. Hanson	36,031	–	–	–	36,031	*
Thomas J. Knapp	4,197	–	–	–	4,197	*
Directors and Executive Officers as a Group (18 persons)	95,091	21,725	57,414	123,752	297,982	*
* Less than 1%.

(1)	Shares held indirectly by Mr. Adik represent shares held in a trust of which Mr. Adik and his spouse are co-trustees.
(2)	Shares held indirectly by Mr. Rowe represent shares held in a SEP IRA which is owned by Mr. Rowe.

Security Ownership of Certain Beneficial Holders

The following table sets forth information regarding whom we know to be the beneficial owners of more than 5 percent of our issued and outstanding common stock as of February 23, 2009. Such information is based on a review of statements filed with the SEC pursuant to Sections 13(d), 13(f) and 13(g) of the Exchange Act.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock
Munder Capital Management (1)	3,445,932	9.6%
480 Pierce Street, Suite 300 Birmingham, MI 48009
Zimmer Lucas Partners LLC (2)	2,481,455	6.9%
535 Madison Avenue, 6th Floor, New York, NY 10022

_________________________

(1)

Reflects shares beneficially owned by Munder Capital Management as of December 31, 2008, according to a statement on Schedule 13G filed with the SEC, which indicates that the company, an investment advisor, has sole voting power with respect to 2,953,692 shares and sole dispositive power with respect to 3,445,932 shares. The company holds shared voting power with respect to none of the shares. The Schedule 13G certifies that the securities were acquired in the ordinary course and not with the purpose or with the effect of changing or influencing the control of NorthWestern Corporation.

(2)

Reflects shares beneficially owned by Zimmer Lucas Partners LLC as of December 31, 2008, according to a statement on Schedule 13G filed with the SEC, which indicates that ZLP Master Opportunity Fund, Ltd. has shared voting power with respect to 1,709,724 shares and shared dispositive power with respect to 1,709,724 shares; Zimmer Lucas Capital, LLC has shared voting power with respect to 2,481,455 shares and shared dispositive power with respect to 2,481,455 shares; Stuart J. Zimmer has sole voting power with respect to 75 shares, shared voting power with respect to 2,481,455 shares, sole dispositive power with respect to 75 shares and shared dispositive power with respect to 2,481,455 shares; and Craig M. Lucas has shared voting power with respect to 2,481,455 shares and shared dispositive power with respect to 2,481,455 shares. The Schedule 13G certifies that the securities were acquired in the ordinary course and not with the purpose or with the effect of changing or influencing the control of NorthWestern Corporation.

CORPORATE GOVERNANCE

Our Board oversees the business of the company. It establishes overall policies and standards for us and reviews the performance of our management. The Board of Directors of the company operates pursuant to a set of written Corporate Governance Guidelines that set forth the company’s corporate governance philosophy and the governance policies and practices that the company has established to assist in governing the company and its affiliates.

All of our corporate governance materials, including our codes of business conduct and ethics, our Corporate Governance Guidelines, and the charters for the Audit Committee, the Nominating and Corporate Governance Committee and the Human Resources Committee, are available for public viewing on our Web site at http://www.northwesternenergy.com under the heading About Us/Corporate Governance. Copies of our corporate governance material also are available without charge to stockholders who request them. Requests must be in writing and sent to: NorthWestern Corporation, Attention: Corporate Secretary, 3010 W. 69th Street, Sioux Falls, SD 57108.

Our Board has adopted a policy that, in connection with the Board’s annual self-evaluation process, attendance and participation by directors is considered in determining continued service on the Board. The Board held 16 regular and special meetings in 2008. Each current director attended more than 75 percent of the aggregate number of the meetings of the Board and of each committee on which he/she served, except for Mr. Fossel. At our last annual meeting of stockholders in May 2008, all of the seven directors then serving were in attendance at the meeting.

Executive sessions of the non-management directors without management in attendance are provided for at each regularly scheduled Board meeting and are chaired by our non-executive Chairman of the Board.

Determination of Independence

A majority of NorthWestern’s directors are required to be independent. A director will be considered independent if he or she qualifies as “independent” under (a) NYSE standards and any applicable laws, and (b) he or she has never been (i) an employee of the company or any of its subsidiaries; (ii) is not a close relative of any management employee of the company; (iii) provides no services to the company, or is not employed by any firm providing major services to the company, other than as a director, and (iv) receives no compensation from the company other than director fees and benefits. The Board’s determination of independence is based upon a review of the questionnaires submitted on an annual basis by each director, the company’s relevant business records, publicly available information and the applicable SEC and NYSE requirements.

Based on its review, the Board determined that all of the non-employee directors (Messrs. Adik, Draper, Dykhouse, Fossel, Maslowe and Peoples and Ms. Johnson) are independent as defined in the listing standards of the NYSE. Mr. Rowe is an executive officer of the company and, therefore, is not independent.

Director Majority Vote Policy

In August 2006, the Board adopted a Majority Vote Policy for the election of directors. The policy provides that, in an uncontested election, any nominee for director who receives a greater number of “WITHHOLD AUTHORITY” votes from his or her election than votes “FOR” such election (a “Majority Withheld Vote”) shall promptly tender his or her resignation following certification of the stockholder vote.

Under this policy, the Nominating and Corporate Governance Committee shall promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board. The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the stockholder vote. Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the SEC.

Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer. However, if each member of the Nominating and Corporate Governance Committee receives a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them. If the only directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers, with each director recusing himself/herself from consideration of his/her resignation offer.

Code of Conduct

Our Board adopted a Code of Business Conduct and Ethics (“Code of Conduct”) and reviews it annually. Our Code of Conduct sets forth standards of conduct for all of our officers, directors and employees and those of our subsidiary companies, including all full- and part-time employees and certain persons that provide services on our behalf, such as agents. Our Code of Conduct is available on our Web site at http://www.northwesternenergy.com. We intend to post on our Web site any amendments to, or waivers from, our Code of Conduct. In addition, our Board adopted a separate code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, which provides for a complaint procedure that specifically applies to this code. This code of ethics, along with the complaint procedures, also is reviewed annually and is available on our Web site.

Committees of the Board

Our Board has the following standing committees: Audit Committee, Nominating and Corporate Governance Committee, and Human Resources Committee. The members of these committees, the general functions of the committees, and number of committee meetings in 2008 are set forth below. The company maintains copies of the charters of each of the committees of the Board on its Web site at http://www.northwesternenergy.com.

Audit Committee

Our Audit Committee provides oversight of (i) the financial reporting process, the system of internal controls and the audit process of NorthWestern, and (ii) our independent auditor. Our Audit Committee also recommends to the Board the appointment of our independent registered public accounting firm. As required by the Audit Committee Charter, each of the members of our Audit Committee is an independent director within the meaning of applicable SEC regulations and the listing standards of the NYSE.

Our Audit Committee is currently composed of five non-employee directors. The current members of the Audit Committee are Chairman Stephen P. Adik, Dana J. Dykhouse, Jon S. Fossel, Philip L. Maslowe and D. Louis Peoples. The Board determined that Audit Committee Chairman Adik qualifies as an audit committee financial expert under the applicable SEC regulations and that each member of the Audit Committee is financially literate within the meaning of the listing standards of the NYSE. Our Audit Committee held five meetings during 2008.

Human Resources Committee

Our Human Resources, or HR, Committee acts on behalf of and with the concurrence of the Board with respect to matters relating to the company concerning compensation, benefits, and other personnel plans for employees; the election and appointment of executive officers and other officers; the assessment of the performance of the CEO; and the compensation of non-employee members of the Board.

Our HR Committee is composed of not less than three non-employee directors. Each of the members of our HR Committee is an independent director within the meaning of the listing standards of the NYSE and also is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and a “non-employee” director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The current members of our HR Committee are Chairman Philip L. Maslowe, Stephen P. Adik and Julia L. Johnson. Our HR Committee held eight meetings during 2008.

The HR Committee has retained Towers Perrin as its independent, external compensation consultant for the last several years. Towers Perrin is an independent consulting firm that provides services in the areas of executive compensation and benefits and has specific expertise in evaluating compensation in the utility industry. At the HR Committee’s request, Towers Perrin provides an annual evaluation and analysis of trends in both executive compensation and director compensation. Towers Perrin also evaluates other compensation issues at the direct request of the HR Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance, or NCG, Committee assists the Board in identifying qualified individuals to become Board members, in determining the composition of the Board and its committees, in monitoring a process to assess Board effectiveness, and in developing and implementing our corporate governance principles. Further, the NCG Committee reviews and oversees our position on (a) corporate social responsibilities and (b) public policy issues that significantly affect us, our stockholders, our customers and our other key stakeholders.

Our NCG Committee is composed of not less than three non-employee directors. The current members of our NCG Committee are Chairwoman Julia L. Johnson, Dana J. Dykhouse, Jon S. Fossel and D. Louis Peoples. Our NCG Committee held five meetings during 2008. Each of the members of the NCG Committee is an independent director within the meaning of the listing standards of the NYSE.

Our NCG Committee considers nominees for directors properly recommended by stockholders. A stockholder who wishes to submit a candidate for consideration at the annual meeting of stockholders must notify our Corporate Secretary in writing not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year’s annual meeting. The stockholder’s written notice must include information about each proposed nominee, including name, age, business address, principal occupation, and other information required in proxy solicitations. The nomination notice also must include the nominating stockholder’s name and address, the number of shares of our common stock beneficially owned by the stockholder, and any arrangements or understandings between the nominee and the stockholder. The stockholder also must furnish a statement from the nominee indicating that the nominee wishes and is able to serve as a director. The manner in which the NGC Committee evaluates candidates recommended by stockholders is generally the same as candidates from other sources. However, the NCG Committee will also seek and consider information concerning the relationship between the recommending stockholder and the candidate to determine if the candidate can represent the interests of all of the stockholders. The NCG Committee will not evaluate a candidate recommended by a stockholder unless the stockholder notice states that the potential candidate has indicated a willingness to serve as a director, to comply with the expectations and requirements for Board service publicly disclosed by NorthWestern, and to provide all of the information required to conduct an evaluation.

The NCG Committee will evaluate each director candidate to determine whether such candidate should be recommended to the Board as a director nominee. In considering individuals for nomination as directors, the NCG Committee typically solicits recommendations from its current directors and is authorized to engage third party advisors, including search firms, to assist in the identification and evaluation of candidates. Mr. Dykhouse was recommended by current directors of the company.

The NCG Committee has not established specific minimum qualities for director nominees or set forth specific qualities or skills that the nominating and corporate governance committee believes are necessary for one or more directors to posses. Instead, in considering director candidates, the NCG Committee will take into account whether a candidate has skills, experience and background that add to and complement the range of skills, experience and background of existing directors, based on the following: integrity, accomplishments, business judgment, experience and education, commitment, representation of stockholders, industry knowledge, independence and financial literacy.

Communications with Our Board

Communications by stockholders to our Board, including our Chairman and the non-management directors, individually or as a group, should be addressed to our Corporate Secretary at our principal offices at 3010 W. 69th Street, Sioux Falls, South Dakota 57108. The Corporate Secretary will forward directly to the Board any communication received.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on information furnished to us and contained in reports filed with the SEC, as well as written representations that no other reports were required, NorthWestern believes that during 2008, all of its directors and executive officers timely filed all reports required by Section 16 of the Securities Exchange Act of 1934, as amended.

Transactions with Related Persons

Our Audit Committee has adopted a written Related Persons Transaction Policy. The policy requires that any related person transaction be reviewed and approved by the Audit Committee based on its consideration of all available relevant facts and circumstances. The Audit Committee should approve a related person transaction only if it determines in good faith that such transaction is in, or is consistent with, the best interests of the company and its stockholders.

Under the policy, a “related person” is an officer, director, director nominee, or 5% or more stockholder of the company, as well as an immediate family member of such individuals or an entity which is owned or controlled by any of such individuals; and a “related person transaction” is a transaction involving (i) the company, (ii) a related person, and (iii) an aggregate annual amount in excess of $120,000.

The policy also provides ratification procedures for approval of transactions that have been commenced or consummated prior to any knowledge of the involvement of a related person and for the annual review of ongoing related person transactions to ensure that such transactions continue to remain in the best interests of the company and its stockholders. The policy is available on our Web site at http://www.northwesternenergy.com.

No material related person transactions were identified during 2008.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Compensation Discussion and Analysis describes our compensation program, including the rationale and processes used to determine the 2008 compensation of our executive officers. This includes the objectives and specific elements of our compensation program including cash compensation, equity compensation and post-termination compensation. This Compensation Discussion and Analysis, which may include forward-looking statements, should be read together with the compensation tables and related disclosures that follow this section.

We believe that executive compensation should be structured to align the long-term interests of our executives and our stockholders and be reflective of individual and company performance in achieving financial and non-financial objectives. We believe that a significant portion of an executive’s compensation should be “at risk” in the form of incentive awards that are paid, if earned, based on individual and company performance. Our executive compensation program is therefore designed to:

•	Attract and retain an executive team by providing competitive compensation and benefits that reflect our financial and operational size;
•	Reward executives for both individual and company performance; and
•	Maximize stockholder value by putting a significant emphasis on annual and long-term performance-based compensation.

We provide electricity and natural gas to approximately 656,000 customers in Montana, South Dakota and Nebraska. As further described in this section, we consider our executive compensation program to be instrumental in helping us achieve our business objectives and effective in rewarding our executive officers for helping us achieve strong financial performance. In 2008, our net income increased to $67.6 million, representing an increase of $14.4 million or 27 percent over the prior year. Our financial results and improvement in operational measures resulted in a 91 percent payout of our annual short-term incentive program for 2008.

While we experienced strong operating results in 2008, our Board determined that, in light of the broader economic circumstances, there will be no base pay increases for executive officers in 2009.

Oversight of Our Executive Compensation Program

The HR Committee acts on behalf of and with the concurrence of the Board with respect to compensation, benefits, and other employment matters for executives; stock-based compensation plans for employees; the election and appointment of executive officers and other officers; the assessment of the performance of the Chief Executive Officer, or CEO; and the compensation of non-employee members of the Board. Our Compensation and Benefits Department administers our executive compensation and benefit plans.

In its oversight of our executive compensation program, the HR Committee works with Towers Perrin and the CEO. Towers Perrin assists the HR Committee in determining both the mix and amounts of compensation that we pay to our executive officers, taking into account the philosophy and goals of our compensation program. Towers Perrin also provides research and market data as further described below. A Towers Perrin representative generally attends meetings of the HR Committee when compensation decisions are to be made and also communicates directly with the HR Committee Chair. The CEO provides recommendations to the HR Committee with respect to the corporate performance objectives and goals on which awards of both annual and long-term incentive compensation are based and with respect to issues related to attracting, retaining or motivating individual executive officers. The HR Committee considers this information, along with the advice of Towers Perrin, and takes into account several factors including but not limited to (1) the desire to align management interests with those of stockholders; (2) the desire to link management pay to both annual and long-term performance; (3) the need to attract talent from both within and outside of the utility industry; and (4) economic circumstances including turnover and retention considerations - all of which ultimately determine the executive compensation program.

The HR Committee conducts an annual performance assessment of the CEO and determines appropriate adjustments to all elements of his total compensation based on individual and company performance. The CEO performs assessments and recommends to the HR Committee total compensation adjustments for the other executive officers. The HR Committee has discretion to make adjustments to the CEO’s recommendations and recommends both CEO and executive officer compensation to the Board for approval.

Targeted Overall Compensation and Competitive Analysis

We target base salary, annual cash incentive awards and long-term equity grants, as well as total compensation, to be market competitive for our named executive officers, or NEOs. As a component of the HR Committee’s review, Towers Perrin provides an analysis of published survey data that focuses on the energy and utility industry, which is size-adjusted based on our revenues for appropriate market comparison. This data includes the Towers Perrin Compensation DataBank, Mercer Benchmark Database and Watson Wyatt Survey Report on Top Management Compensation. These surveys and the calculations to size-adjust by revenue are proprietary tools of the sponsoring organizations and, as such, the individual companies to which we are compared are not disclosed.

This size-adjusted revenue data is the statistical reference for determining market competitive total compensation, base salary and annual incentive targets. For long-term incentive purposes, Towers Perrin performs its analysis using the Towers Perrin Compensation DataBank, focusing on companies in the energy services industry, specifically with annual revenues less than $3 billion.

The HR Committee considers the responsibilities of the job performed by each of our NEOs and his or her performance, and adjusts each executive’s targeted compensation amounts accordingly. Internal comparison with other officer positions also is considered.

Towers Perrin also provides to the HR Committee a comparison of our executive compensation levels compared with a peer group selected by the HR Committee based on the following criteria: (1) companies having a market capitalization of less than $2.5 billion, and (2) energy-related revenues of at least 75% of total revenues. In addition, peer group companies either must be located near our existing service territory or have both electric and gas customers. The HR Committee reviews the peer group comparison as a reference in determining compensation. For 2008, our peer group consisted of ALLETE, Inc.; Avista Corp.; Black Hills Corporation; Empire District Electric Company; IDACORP, Inc.; MGE Energy Inc.; PNM Resources Inc.; Portland General Electric Company; UniSource Energy Corporation; Vectren, Inc.; and Westar Energy, Inc.

Components of Executive Compensation

The primary components of total compensation for our executive officers for 2008 were:

•	Base salary;
•	Annual cash incentive awards; and
•	Vesting of long-term equity grants for executives hired prior to 2008.

By targeting each component and total compensation levels to be consistent with utility and energy industry survey data and our peers, the HR Committee believes the compensation components align the interests of our executives and our stockholders by basing total compensation primarily on performance and achievement of our short- and long-term goals. The specific mix among the individual components reflects our understanding of market compensation arrangements, with base salary representing about 40 percent to 60 percent of each executive’s targeted total compensation, depending on market levels and individual position and performance, while combined annual incentive and vesting long-term equity amounts represent the remaining portion of total compensation.

Retirement, health care and welfare benefit programs for executives are generally the same as for all employees and are discussed in the “Compensation of Executive Officers and Directors” section of this proxy statement.

Base Salary

The general guideline for determining salary levels for all executive officers, including the CEO, is market median. Adjustments from market levels are made based on experience in the position, industry experience, and individual performance and responsibilities. While the base salary component of our program for all executive officers, including the CEO, generally is targeted at market median of the survey data, our primary goal is to compensate our executives at a level that best achieves our compensation philosophy, whether or not this results in actual pay for some positions that may be higher or lower than the initial target. We find that proxy and survey results for particular positions can vary from year to year, so we consider market trends for certain positions over a period of years rather than a one-year period in setting compensation for such positions. Salaries for 2008 for our executive officers ranged between 85 percent and 120 percent of the size-adjusted market mid-point average, as provided by Towers Perrin. The increase in base salary for 2008 for executive officers averaged 3.2 percent. In addition, the base salary adjustment for 2008 also included a corresponding increase for vehicle allowances that were discontinued as a separate perquisite in 2007.

Annual Cash Incentive Awards

Annual cash incentive awards are used to motivate employees to meet and exceed annual company objectives that are a part of our strategic plan. Actual payouts for annual cash incentive awards reflect both company performance, based on financial and operational measures, and the individual performance of the employee. There are four factors that determine the amount of each executive’s final payout under the annual incentive plan: (1) the executive’s base salary,

(2) the executive’s target incentive percentage, (3) the annual incentive plan payout percentage, and (4) the executive’s performance multiple. These factors are utilized in the following formula to determine actual payouts of annual cash incentive awards:

Base Salary x Target Incentive % x Plan Payout % x Performance Multiple = Individual Payout

Each year, the HR Committee approves a target incentive percentage of base salary for each executive based on market analysis. Management also annually proposes specific performance targets for the company’s financial and operational measures, which are reviewed and approved by the HR Committee as well as the Board. At the end of the fiscal year, the HR Committee reviews data submitted by management on company performance against each of the specific performance targets and determines the degree to which each financial and operational measure was met during the year, subject to Board approval. The aggregate percentage of financial and operational measures met during the year represents the plan payout percentage for the annual incentive plan. The HR Committee may use discretion in increasing or decreasing the plan payout percentage from actual performance due to specific facts and circumstances, such as current economic conditions as well as unusual items that significantly impact financial results. As described further below, each executive’s annual individual performance is then evaluated in order to determine a performance multiple, which is factored into the incentive payout calculation. The annual incentive plan covers all non-union employees, including our NEOs. For 2008, the target amount of annual cash incentive awards ranged from 35 percent to 70 percent of an executive officer’s base salary.

Assuming achievement of the minimum financial metric threshold for payout, as further described below, the above formula provides for individual payouts ranging from 85 percent to 138 percent of the individual’s annual cash incentive opportunity.

Company Performance

The performance measures and specific performance targets established for 2008 included both financial and operational measures and targets. The financial target was based on net income and represented 55 percent of the targeted 2008 plan payout percentage. Net income was chosen as the financial metric because it is a financial measure that investors consider significant to evaluate company performance and net income can be impacted directly by individual employee and team performance. Operational targets represented 45 percent of the 2008 plan payout percentage, and are targeted indices or averages for reliability, customer satisfaction and safety. We believe that providing safe and reliable service to our customers’ satisfaction over the long-term is critical to our customer commitment and regulatory obligations, which ultimately supports our financial goals and enhances stockholder value. A minimum of 90 percent of the net income target must be attained in order for any awards under the 2008 incentive plan to be earned and paid out. This coincides with the threshold net income target shown below, which represents 90 percent of the target amount. The following table shows the associated weighting and plan payout percentage for 2008 for each of the performance measures:

	2008 Incentive Plan Information
	Weight (Percent of Total Plan Payout Percentage)	Performance Level				Target % Achieved	Final Funding % of Total
Performance Measures		Threshold	Target	Maximum	Actual Achieved
Financial
Net Income (millions)	55%	$61.6	$68.5	$75.3	$67.6	93.7%	52%
Operational
Reliability (1)
CAIDI (average outage per customer─minutes)	15%	99.80	94.80	89.80	93.21	116.0%	22%
Customer Satisfaction (2)
Image Rating (based on independent survey results)	15%	7.50	7.65	7.80	7.35	—	—
Safety (3)
Lost Work Day Incident Target Rate	15%	2.60	2.00	1.50	1.20	150.0%	17%

(1)

Customer Average Interruption Duration Index, or CAIDI, is a system reliability index used by us and participating Institute of Electrical and Electronic Engineers, Inc. benchmarking utilities to measure the duration and frequency of interruptions on a utility’s electric system. CAIDI measures the average duration interruption for a customer on our system. The threshold level for the reliability measure represents 2007 actual results, the target level represents a 5% improvement over threshold, and the maximum level represents a 5% improvement over target.

(2)

Customer satisfaction is measured based on an external survey that measures company image improvement through an annual customer survey reflecting customer views on reliability, customer service and image. An independent party conducts the survey, and scoring ranges between 1 and 10 (10 being most favorable).

(3)

Safety performance is calculated by us and participating Edison Electric Institute, or EEI, benchmarking utilities as defined by Occupational Safety and Health Administration, or OSHA. OSHA specifically defines what workplace injuries and illnesses should be recorded, and of those recorded, which must be considered lost time incidents. The threshold level for the safety measure represent 2007 actual results, the target level represents the EEI industry average of comparable companies, and the maximum level represents first quartile based on EEI reported data.

For 2008, we achieved a funding level of 91 percent of target. The annual incentive plan was funded at 75 percent and 45 percent of target for 2007 and 2006, respectively. The annual incentive targets and metrics for 2009 are consistent with those used in 2008, and are based on budgeted results.

Individual Performance

Each executive officer, in consultation with the CEO, annually sets individual operational and financial performance goals supportive of our corporate goals, as applicable, based on his or her area of responsibility. The CEO and executive officers are then evaluated against these goals at the end of the year to determine a performance rating. The HR Committee determines the CEO’s rating and performance multiple. The HR Committee also determines the individual ratings and performance multiples for executive officers other than the CEO, but bases its determination, in part, on the CEO’s assessment of the individual’s performance, and the Board reviews and approves this determination. Once the HR Committee establishes the executives’ performance multiples, the HR Committee determines individual payout amounts based on the formula described previously.

In determining individual performance, the HR Committee assesses both quantitative and qualitative factors. The HR Committee may exercise discretion related to the annual cash incentive calculation in both company and individual performance areas, including matters related to market and economic trends and forces, extraordinary internal and market-driven events, unanticipated developments, and other extenuating circumstances. The HR Committee analyzes the total mix of available information (including performance against any quantitative performance goals) on a qualitative, and not strictly quantitative, basis in making annual cash incentive determinations.

For 2008, the HR Committee exercised discretion and based its determination of each executive’s individual performance primarily on a qualitative analysis based on events that affected us during the year, rather than on an individual performance evaluation. First, there were significant changes in our management team at different points during the year. Specifically, we hired Mr. Rowe as our new CEO in August and Ms. Cramblit as our new General Counsel in May, and we eliminated the position of Vice President - Administrative Services in January 2009. Second, we received approval from the Montana Public Service Commission to place our interest in Colstrip Unit 4 into utility rate base effective January 1, 2009 at an equivalent value as if the asset had been sold. This was a significant first step toward vertical integration in Montana. It provides our customers greater price stability and provides us an increase in net income beginning in 2009 of approximately $9 million annually. This effort was successful due to the substantial efforts of our current and former NEOs, as well as other officers and many employees across all of our departments. As a result of the factors noted above, the HR Committee, in consultation with the CEO, determined that it was appropriate to assign a 100% performance multiplier to all NEOs.

See “Compensation of Executive Officers and Directors—2008 Summary Compensation” in this proxy statement for the individual amounts paid to each NEO related to the annual incentive plan.

Vesting of Long-Term Equity Grants

Our 2005 Long-Term Incentive Plan was designed to provide for annual equity grants. In November 2006, the HR Committee and the Board considered the terms of the proposed Merger Agreement with Babcock & Brown Infrastructure, Ltd., which allowed for all of the shares available under the 2005 Long-Term Incentive Plan to be awarded before completion of the transaction and the fact that all supplemental retirement benefits, which are typical for executives in the utility industry, had been terminated prior to or during our bankruptcy. As such, the HR Committee and the Board approved accelerating the grant of long-term equity awards, subject to a 5-year vesting schedule. The vesting schedule established for the awards was one-ninth on November 1, 2007; two-ninths on November 1, 2008; three-ninths on November 1, 2009; two-ninths on November 1, 2010; and one-ninth on November 1, 2011. Had the merger been completed, the grants would have vested upon completion of the merger.

The long-term incentive percentage for the then CEO and other executive officers who participated in this grant ranged from 35 percent to 70 percent of base salary. The HR Committee established the targeted incentives under the long-term program following its review of a variety of data, including a competitive market analysis by Towers Perrin of long-term incentive programs, the scope of the position, incumbent performance, internal comparison with other officers and total direct compensation at comparable companies with similar revenues. In addition, the HR Committee considered the total pay packages of the named executive officers and used the long-term incentive target as a method of achieving the appropriate mix of salary to at-risk pay. The Towers Perrin analysis indicates that these percentages are at or below the median for our peer group.

No other awards have been made to executive officers under the 2005 Long-Term Incentive Plan except for 1,500 shares of restricted stock to Ms. Cramblit upon commencement of her employment with us in May 2008. Ms. Cramblit’s award is subject to a three-year vesting schedule of one-third on November 1, 2009, one-third on November 1, 2010 and one-third on November 1, 2011. The HR Committee does not consider any executive’s current stock holding to be so large as to warrant the reduction or elimination of further long-term incentive awards.

2009 Long-Term Incentive Plan Program

In February 2009, the Board approved a three-year, performance-based award program under the 2005 Long-Term Incentive Plan that will be subject to cliff vesting at the end of year three, with the first potential awards to vest on December 31, 2011. The performance measures are based on a combined total stockholder return and financial results matrix, and the program is intended to align management with stockholder interests. Targets range from 40% to 100% of NEO base pay, depending on position. Settlement of awards will be made only if we maintain investment grade credit ratings on both a secured and unsecured basis.

Stock Ownership Guidelines

In February 2009, the Board approved guidelines for stock ownership by the executives, ranging from a multiple of five times base salary for the President and CEO to three times base salary for the other NEOs. The stock ownership levels are to be met in five years. More specific details of our officer stock ownership guidelines are available in our Corporate Governance Guidelines that can be found on our Web site at http://www.northwesternenergy.com. While there is no penalty if an executive does not achieve his or her ownership guideline in five years, that executive will be restricted from selling stock until his or her guideline amount is achieved.

Retirement and Other Benefits

Retirement benefits are offered to all employees through tax-qualified company-funded pension plans and a 401(k) defined contribution plan. Both pension plans and 401(k) plans are common benefits provided in the utility and energy industry. Executive officers, including the CEO, participate in these plans, and the terms governing the retirement benefits under these plans are the same as those available for substantially all employees. We do not offer any supplemental retirement benefits to executive officers. Our healthcare, insurance, and other welfare and employee-benefit programs are generally the same for substantially all employees, including the CEO and executive officers. We share the cost of health and welfare benefits with our employees, which is dependent on the benefit coverage option that each employee elects. Executive officers, including the named executive officers, do not receive any material perquisites or special benefits.

Severance and Post-Termination Benefits

We provide severance and post-termination benefits to our executive officers under our severance plan or pursuant to the terms of various employment, separation or consulting agreements we may enter into with our executive officers from time to time. Severance and post-termination benefits are explained in detail under the “Compensation of Executive Officers and Directors” section of this proxy statement.

Employment Agreements

We believe that, generally, ongoing employment agreements are not necessary to retain talented executives; however, agreements may be appropriate on a case-by-case basis, such as when an executive begins employment with us. Due to the ever-changing marketplace in which we compete for talent, the HR Committee regularly reviews this practice to help ensure that we remain competitive in our industry. We entered into an employment agreement with Robert C. Rowe, our President and CEO, that sets forth certain terms of his employment with us. See “Compensation of Executive Officers and Directors—Employment Agreement” in this proxy statement for a detailed description of the terms of this agreement.

Human Resources Committee Interlocks and Insider Participation

During 2008, Stephen P. Adik, Julia L. Johnson and Philip L. Maslowe served on our Human Resources Committee. Each is an independent member as defined by New York Stock Exchange corporate governance listing standards. None of the persons who served as members of our HR Committee during 2008 are officers or employees or former employees of NorthWestern or any of its subsidiaries. In addition, no executive officer of NorthWestern or any of its subsidiaries served as a member of the Board or compensation committee of any other entity.

COMPENSATION COMMITTEE REPORT

The HR Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the HR Committee recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2008.

Human Resources Committee

Philip L. Maslowe, Chairman

Stephen P. Adik

Julia L. Johnson

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

The table below shows the compensation earned during the years ended December 31, 2008, 2007 and 2006 by our Chief Executive Officer, Chief Financial Officer and the three most highly compensated officers, other than the Chief Executive Officer and Chief Financial Officer, who were serving as executive officers at the end of 2008. The table also includes our former Chief Executive Officer and a former executive officer who would have been among the three most highly compensated employees other than our Chief Executive Officer and Chief Financial Officer had they been employed by us at the end of 2008. Collectively, these officers are referred to as named executive officers, or NEOs.

2008 Summary Compensation

The following table sets forth the compensation earned during 2008, 2007 and 2006 for services in all capacities by the NEOs:

Name and Principal Position	Year	Salary ($)	Stock Awards (1) ($)	Non-equity Incentive Plan Compensation (2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3) ($)	All Other Compen- sation (4) ($)	Total ($)
Robert C. Rowe (5)	2008	169,231	—	120,960	15,050	107,253	412,494
President & Chief
Executive Officer

Brian B. Bird	2008	325,129	132,221	149,244	11,415	35,759	653,768
Vice President and	2007	301,846	208,235	109,411	4,731	44,638	668,862
Chief Financial Officer	2006	287,500	96,505	69,537	10,722	32,646	496,910

Gregory G. A. Trandem (6)	2008	216,000	74,335	78,624	13,006	41,680	423,645
Former Vice President –	2007	206,731	108,534	60,912	6,447	40,007	422,631
Administrative Services	2006	199,588	31,205	36,240	10,327	34,874	312,234

Curtis T. Pohl	2008	207,988	63,840	67,012	17,813	39,159	395,812
Vice President –	2007	190,000	93,973	51,846	—	41,426	377,245
Retail Operations

Miggie E. Cramblit	2008	175,385	9,033	69,160	N/A	127,663	381,241
Vice President,
General Counsel &
Corporate Secretary (7)

Michael J. Hanson (8)	2008	355,180	(127,678)	210,825	26,115	608,158	1,072,600
Former President &	2007	521,635	431,975	—	14	53,175	1,006,799
Chief Executive Officer	2006	494,231	175,625	169,014	10,901	46,972	896,743

Thomas J. Knapp (9)	2008	200,398	(119,100)	68,543	11,018	348,655	509,514
Former Vice President,	2007	265,420	139,482	77,842	7,950	46,338	537,033
General Counsel &	2006	254,808	39,216	48,978	11,131	41,384	395,517
Corporate Secretary

(1)

These values reflect compensation expense recognized for restricted stock awards made in prior years and are calculated utilizing the provisions of SFAS No. 123R, Share-Based Payments. See Note 16 to the consolidated financial statements in our 2008 Form 10-K for further information regarding assumptions underlying the valuation of equity awards.

(2)

The Non-equity Incentive Plan Compensation column reflects cash incentive awards earned pursuant to our annual incentive plan as previously described. These awards are earned during the year reflected and paid in the following fiscal year.

(3)

These amounts are attributable to a change in the value of each NEO’s defined benefit pension account balance. We do not provide any nonqualified deferred compensation arrangements to officers. Changes in 2007 actuarial assumptions for the discount rate from 5.75% to 6.25% and interest crediting rate from 6.0% to 5.5% resulted in significantly lower changes in pension value than was reported for 2006. The actuarial assumptions for the discount rate and interest crediting rate in 2008 remained consistent with the 2007 rates.

(4)

The following table identifies the items included in the All Other Compensation column for 2008. Employee benefits include employer contributions, as applicable, for health benefits (medical, dental, vision, and employee assistance plan), group term life and 401(k) plan, which are generally available to all employees on a nondiscriminatory basis. Life insurance also includes imputed income consistent with IRS guidelines for coverage amounts in excess of $50,000 for each of the NEOs. Ms. Cramblit’s relocation benefit reflects payments associated with her relocation to Sioux Falls, South Dakota, following her appointment as Vice President, General Counsel and Corporate Secretary. Mr. Rowe’s other income is related to the buyout of his contract with his former employer (see the “Employment Agreement” section below for further discussion). Mr. Hanson’s and Mr. Knapp’s other income reflects the value of accrued vacation that was paid upon termination The remaining amounts reflected in other income are perquisites, which consists of the use of a modest company-owned property in Montana.

	Health Benefits ($)	Life Insurance ($)	401(k) Contributions ($)	Severance Payments ($)	Relocation Expenses ($)	Other Income ($)	All Other Compensation ($)
Robert C. Rowe	1,291	962	5,000	—	—	100,000	107,253
Brian B. Bird	13,867	1,313	20,579	—	—	—	35,759
Gregory G. A. Trandem	13,867	4,353	22,917	—	—	543	41,680
Curtis T. Pohl	13,867	1,826	22,923	—	—	543	39,159
Miggie E. Cramblit	5,560	999	14,141	—	106,963	—	127,663
Michael J. Hanson	14,655	3,518	20,494	536,900	—	32,591	608,158
Thomas J. Knapp	14,918	4,218	22,363	284,012	—	23,1445	348,655

(5)

Mr. Rowe was hired in 2008 as President and Chief Executive Officer. Mr. Rowe’s compensation reflects amounts earned from August 14 to December 31, 2008. Mr. Rowe’s annualized salary for 2008 was $500,000.

(6)	Mr. Trandem’s position was eliminated effective January 30, 2009.
(7)

Ms. Cramblit was hired in 2008 as Vice President, General Counsel and Corporate Secretary. Ms. Cramblit’s compensation reflects amounts earned from May 5 to December 31, 2008. Ms. Cramblit’s annualized salary for 2008 was $285,000. Ms. Cramblit was not eligible to participate in the pension plan applicable to her, and therefore had no Change in Pension Value.

(8)

Mr. Hanson’s 2008 compensation reflects amounts earned through August 13, 2008, and amounts paid pursuant to termination and consulting agreements dated August 13, 2008, which are reflected in the “All Other Compensation” column. The termination and consulting agreements are described in more detail in the discussion of “Post Employment Compensation” below.

(9)

Mr. Knapp’s 2008 compensation reflects amounts earned through September 5, 2008, and amounts paid pursuant to termination and consulting agreements dated September 5, 2008, which are reflected in the “All Other Compensation” column. The termination and consulting agreements are described in more detail in the discussion of “Post Employment Compensation” below.

2008 Grants of Plan-Based Awards

Name		Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
	Plan Type		Threshold ($)	Target ($)	Maximum ($)
Robert C. Rowe (1)	Annual Cash Incentive	—	66,462	132,924	199,386	—	—
Brian B. Bird	Annual Cash Incentive	—	82,002	164,004	246,006	—	—
Gregory G.A.Trandem	Annual Cash Incentive	—	43,200	86,400	129,600	—	—
Curtis T. Pohl	Annual Cash Incentive	—	36,820	73,640	110,460	—	—
Miggie E. Cramblit (1)	Long-term Equity	5/5/08	—	—	—	1,500	32,374
	Annual Cash Incentive		38,000	76,000	114,000
Michael J. Hanson (1)	Annual Cash Incentive	—	115,838	231,676	347,514	—	—
Thomas J. Knapp (1)	Annual Cash Incentive	—	37,661	75,322	112,983	—	—

(1)

The Estimated Future Payouts Under Non-Equity Incentive Plan Awards for Messrs. Rowe, Hanson and Knapp and Ms. Cramblit were prorated to reflect their service during 2008 consistent with the amount of time each was employed in 2008.

Non-equity Incentive Plan Awards

Non-equity incentive plan compensation includes amounts earned under the NorthWestern Energy 2008 Employee Incentive Plan, which were paid in 2009. The HR Committee reviewed 2008 performance against plan targets and the plan achieved a payout percentage of 91 percent, as discussed in the “Compensation Discussion and Analysis—Annual Cash Incentive Awards—Company Performance” section of this proxy statement. Awards for the NEOs for 2008 were calculated based on the formula described previously and are as follows:

Name	Annual Target Incentive as Percent of Base Pay	2008 Actual Incentive as Percent of Base Pay (1)	Incentive Award (1) ($)
Robert C. Rowe	70%	63.7%	120,960
Brian B. Bird	50%	45.5%	149,244
Gregory G. A. Trandem	40%	36.4%	78,624
Curtis T. Pohl	35%	31.9%	67,012
Miggie E. Cramblit	40%	36.4%	69,160
Michael J. Hanson	70%	63.7%	210,825
Thomas J. Knapp	40%	36.4%	68,543

(1)	The incentive awards for Messrs. Rowe, Hanson and Knapp and Ms. Cramblit were prorated to reflect their service during 2008 consistent with the amount of time each was employed in 2008.

Equity Incentive Plan Awards

Upon our emergence from bankruptcy in 2004 and pursuant to our Plan of Reorganization, we designated 2,265,957 shares for the Board to use in establishing equity-based compensation plans for employees and directors. Stockholder approval of any new incentive plans was not required under the provisions of the Plan of Reorganization.

In March 2005, the Board established the NorthWestern Corporation 2005 Long-Term Incentive Plan, an equity-based plan that provides for grants of stock options, share appreciation rights, restricted and unrestricted share awards, deferred share units and performance awards. To date, all long-term incentive awards for employees have been provided in the form of restricted stock. Initially, we funded the 2005 incentive plan with 700,000 of the shares designated for equity-based compensation plans, and substantially all of those shares were granted to employees, executives and directors prior to 2007, as previously discussed in the “Compensation Discussion and Analysis—Long-Term Equity Grants” section in this proxy statement. On October 31, 2007, the Board approved funding the 2005 incentive plan with an additional 600,000 shares; however, none of these shares have yet been utilized.

We awarded Ms. Cramblit 1,500 restricted shares under the 2005 incentive plan upon her appointment as Vice President, General Counsel and Corporate Secretary in May 2008.

Employment Agreement

Mr. Rowe

Mr. Rowe is entitled to receive an annual salary of $500,000, which the HR Committee will review on an annual basis, and is eligible to participate in existing executive compensation plans as well as those established in the future. In addition, we agreed to reimburse Mr. Rowe for up to $25,000 for expenses he incurred in connection with his appointment as President and Chief Executive Officer. The actual amount of Mr. Rowe’s expenses, related primarily to legal and accounting matters, was $15,586. Mr. Rowe also is eligible to participate in the benefit plans made available to all employees. Mr. Rowe was granted 20 years of service credit solely for the determination of paid time off. The term of Mr. Rowe’s employment agreement is two years. If Mr. Rowe’s employment is terminated before August 13, 2010 for any reason other than resignation or for cause, as defined by the applicable severance plan, and upon delivery of a waiver and release in favor of us, he will be entitled to an amount equal to the salary he would have been paid had the term of the agreement been completed and payable in the same manner as any payments that are made under the applicable severance plan. This payment is in addition to any payments made under the severance plan for officers and executives in effect at the time of termination of employment. This benefit was necessary to secure Mr. Rowe’s agreement to leave his consulting firm.

Immediately prior to his appointment as an executive officer, Mr. Rowe withdrew from Balhoff & Williams, formerly Balhoff, Rowe & Williams. We had retained Balhoff, Rowe & Williams in the past for services. For the year ended December 31, 2007 and for the six month period ended June 30, 2008, we paid Balhoff, Rowe & Williams fees in the amount of $281,428 and $252,342, respectively. Mr. Rowe was a member of Balhoff, Rowe & Williams during these periods. Effective April 1, 2008, we entered into a professional services contract with Balhoff, Rowe & Williams through June 2009 specifying minimum base fees against a baseline of hours worked of $100,000 for April, $75,000 for each of May and June, and $35,000 per month for July 2008 through June 2009. Under the services contract, either party may terminate the services contract, and the base fees at its option upon 60 days notice.

To enable us to hire Mr. Rowe as an executive officer, we agreed to pay Balhoff & Williams a buyout payment of $250,000 less applicable withholding taxes, payable in three installments ending December 31, 2009, in consideration for Balhoff & Williams’ release of Mr. Rowe from his obligations to Balhoff & Williams. Mr. Rowe has agreed to pay Balhoff & Williams an amount equal to the amount of taxes withheld by us from the buyout payment. Assuming the full buyout payment is made and a 38.65 percent standard supplemental federal and state tax withholding rate applicable to Montana residents, the total amount to be withheld would be approximately $96,600. In addition, a total of $250,000 will be reported as imputed income to Mr. Rowe, including a credit equal to the amount of taxes withheld by us from the buyout payment. Mr. Rowe will be responsible for paying all applicable taxes. In the event Mr. Rowe is terminated for cause or he resigns, or his employment is terminated without cause and he rejoins Balhoff & Williams prior to August 31, 2009, our obligation to pay any unpaid installment of the buyout payment shall cease.

In addition to the buyout payment, we agreed to extend the services contract for 24 months, beginning on September 1, 2008, and to pay Balhoff & Williams a retainer of $500,000, payable in monthly amounts of $20,833.33, in addition to the base fees. Our obligation to pay the retainer may be terminated only for the gross negligence or willful misconduct of Balhoff & Williams, or in the event Mr. Rowe’s employment with us ceases for any reason and he rejoins or affiliates with Balhoff & Williams in any capacity.

Mr. Rowe did not participate in the discussions or negotiations related to the retainer, the buyout payment or the extension of the services contract. Mr. Rowe will not receive, share in, or otherwise participate in any of the buyout payment, retainer or any other payments made by us to Balhoff & Williams after August 13, 2008.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table contains information regarding outstanding equity-based awards, including the potential dollar amounts realizable with respect to the awards for each NEO.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert C. Rowe	—	—	—	—	—
Brian B. Bird (1)	11/6/06	9,044	212,263	—	—
Gregory G. A. Trandem (2)	11/6/06	5,084	119,321	—	—
Curtis T. Pohl (1)	11/6/06	4,367	102,493	—	—
Miggie E. Cramblit (3)	5/5/08	1,500	35,205	—	—
Michael J. Hanson	—	—	—	—	—
Thomas J. Knapp	—	—	—	—	—

(1)	For Messrs. Bird and Pohl, these remaining shares vest over a three-year period as follows: three-ninths on November 1, 2009; two-ninths on November 1, 2010; and one-ninth on November 1, 2011.
(2)

Mr. Trandem’s remaining shares vested on February 6, 2009 under the terms of his separation agreement with us. Mr. Trandem’s severance benefits are described in detail in the “Termination or Change In Control Arrangements” section of this proxy statement.

(3)	For Ms. Cramblit, these remaining shares vest over a three-year period as follows: one-third on November 1, 2009; one-third on November 1, 2010; and one-third on November 1, 2011.

During 2008, two-ninths of the original share award vested for Messrs. Bird, Trandem and Pohl; therefore, the number of shares that have not vested represents six-ninths of the original share award. We determined the market value by utilizing our closing stock price as of December 31, 2008, which was $23.47. Dividends are not paid or accrued on any unvested shares.

2008 Stock Vested

The table below shows the dollar amounts realized pursuant to the vesting of equity-based awards during the last fiscal year.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert C. Rowe	—	—
Brian B. Bird	3,016	61,315
Gregory G. A. Trandem	1,696	34,479
Curtis T. Pohl	1,456	29,600
Miggie E. Cramblit	—	—
Michael J. Hanson	6,414	165,994
Thomas J. Knapp	—	—

Shares vested during 2008 represent two-ninths of the restricted shares granted on November 6, 2006 under the 2005 incentive plan as discussed above. We determined the value realized for Messrs. Bird, Trandem and Pohl by using the fair market value of our common stock on November 3, 2008, which was $20.33. As part of Mr. Hanson’s termination agreement, the Board approved accelerated vesting, effective August 28, 2008, of 6,414 shares that would have vested on November 3, 2008, had Mr. Hanson been employed by us on the vesting date. The value realized by Mr. Hanson as a result of this acceleration was $165,994. We determined this amount by using the fair market value of our common stock on August 28, 2008, of $25.88.

Post Employment Compensation

2008 Pension Benefits

We have two separate defined benefit pension plans. The NorthWestern Energy Pension Plan is applicable to employees who begin their employment in Montana, and the NorthWestern Pension Plan is applicable to employees who begin their employment in South Dakota or Nebraska. Mr. Rowe is a participant in the NorthWestern Energy Pension Plan. Mr. Bird, Mr. Trandem, Mr. Pohl and Ms. Cramblit are participants in the NorthWestern Pension Plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Robert C. Rowe	NorthWestern Energy Pension Plan	0	15,050	—
Brian B. Bird	NorthWestern Pension Plan	5.08	49,627	—
Gregory G. A. Trandem	NorthWestern Pension Plan	9.42	82,183	—
Curtis T. Pohl	NorthWestern Pension Plan	22.39	160,456	—
Miggie E. Cramblit (1)	NorthWestern Pension Plan	—	—	—
Michael J. Hanson (2)	NorthWestern Pension Plan	10.58	—	118,507
Thomas J. Knapp	NorthWestern Pension Plan	5.84	60,195	—

(1)	Ms. Cramblit is not yet eligible to participate in the plan.
(2)	Mr. Hanson received a rollover distribution of $118,507 from the NorthWestern Pension Plan on December 1, 2008, and as of December 31, 2008, no longer has a pension benefit with us.

We calculated the present value of accumulated benefits assuming benefits commence at age 65 and using the discount rate, mortality assumption and assumed payment form consistent with those disclosed in Note 15 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2008. While we calculated the present values in the table above assuming that benefits commence at age 65, the table below summarizes the cash balance available if the individual were to terminate service as of December 31, 2008.

Name	Cash Balance ($)
Robert C. Rowe	15,984
Brian B. Bird	56,677
Gregory G. A. Trandem	86,873
Curtis T. Pohl	185,754
Miggie E. Cramblit (1)	—
Michael J. Hanson (2)	—
Thomas J. Knapp	64,007

(1)	Ms. Cramblit is not yet eligible to participate in the plan.
(2)	Mr. Hanson received a rollover distribution of $118,507 from the NorthWestern Pension Plan on December 1, 2008, and as of December 31, 2008, no longer has a pension benefit with us.

Under the NorthWestern Energy Pension Plan, a participant's account grows based upon (1) contributions by the company made once per year, and (2) interest credits at the rate of 6 percent per year. Contribution rates range from 3 percent to 12 percent for compensation below the taxable wage base and from 1.5 percent to 6 percent for compensation above one-half of the taxable wage base. Upon termination of employment, an employee who is at least 50 years of age with five years of service may begin receiving a monthly annuity or defer receiving benefits until they are required to take a minimum distribution.

Under the cash balance formula of the NorthWestern Pension Plan, a participant’s account grows based upon (1) annual pay credits, and (2) annual interest credits based on the average Federal 30-year Treasury Bill rate for November of the preceding year. Pay credits range from 3 percent to 7.5 percent, for compensation below the taxable wage base, and such amounts are doubled for compensation above the taxable wage base. Upon termination of employment, an employee, or if deceased, his or her beneficiary, may elect to receive a lump sum equal to the cash balance in the account, a monthly annuity if age 55 or greater, or defer receiving benefits until they are required to take a minimum distribution.

To be eligible for either pension plan, an employee must have been employed on or before October 3, 2008, and have worked at least 1,000 hours in 2008. For both pension plans, credited years of service is based on actual hire date, and pensionable earnings include base pay only.

Mercer Human Resources Consulting, the actuary for our pension plans, calculated the present value of accumulated benefits using participant data provided by us.

Non-qualified Deferred Compensation

We do not offer any non-qualified deferred compensation plan for our executives.

Termination or Change in Control Arrangements

2008 Key Employee Severance Plan

Effective October 1, 2008, our NEOs are participants in the 2008 Key Employee Severance Plan, which we refer to as the 2008 Severance Plan. The 2008 Severance Plan was reviewed by the HR Committee with recommendations from professional advisors and approved by the Board. The 2008 Severance Plan replaces the 2006 Officer Severance Plan that expired on September 30, 2008. The HR Committee believes that it is appropriate for us to have a severance plan to provide a consistent means of addressing severance situations.

The 2008 Severance Plan provides for the payment of severance benefits in the event an officer is terminated involuntarily without cause. Cause generally is defined in the 2008 Severance Plan as (i) fraud, misappropriation of corporate property or funds, or embezzlement, (ii) malfeasance in office, misfeasance in office which is willful or grossly negligent, or nonfeasance in office which is willful or grossly negligent, (iii) failure to comply with our Code of Conduct, (iv) illegal conduct, gross misconduct or dishonesty, in each case which is willful and results (or is reasonably likely to result) in substantial damage to the company, or (v) willful and continued failure by the employee to perform substantially his/her duties. For this purpose, involuntary termination does not include a termination resulting from a participant’s death or disability.

The severance benefits payable under the 2008 Severance Plan consist of:

•	a lump-sum cash payment equal to one times annual base pay;
•	reimbursement of COBRA premiums paid by the participant during the 12-month period following the participant’s termination date; and
•	$12,000 of outplacement services during the 12-month period following the participant’s termination date.

The following table shows the amount of potential cash severance that would have been payable, based on an assumed termination date of December 31, 2008, under the normal severance provisions of the 2008 Severance Plan, including the amount that each executive officer would be entitled to be reimbursed for outplacement expenses and reimbursement of costs for continuing coverage and other benefits under our group health, dental and life insurance plans. Severance benefits are not provided for terminations with cause.

In addition, an eligible employee who was severed under the 2008 Severance Plan from October 1, 2008 through December 31, 2008, would have received a prorated short-term incentive payment, if any, in accordance with the NorthWestern Energy 2008 Employee Incentive Plan. Effective January 1, 2009, prorated short-term incentive is not a component of the 2008 Severance Plan or the NorthWestern Energy 2009 Employee Incentive Plan.

Name	Base Salary ($)	Short-Term Incentive (1) ($)	COBRA Premiums ($)	Out placement Services ($)	Amount of Potential Severance Benefit ($)
Robert C. Rowe (2)	1,326,923	120,960	4,988	12,000	1,464,871
Brian B. Bird	328,008	149,244	16,548	12,000	505,800
Gregory G.A. Trandem (3)	216,000	78,624	16,548	12,000	323,172
Curtis T. Pohl	210,400	67,012	13,341	12,000	302,753
Miggie E. Cramblit	285,000	69,160	11,499	12,000	377,659

(1)	Effective January 1, 2009, prorated short-term incentive is not a component of the 2008 Severance Plan or the NorthWestern Energy 2009 Employee Incentive Plan
(2)	Mr. Rowe’s severance benefits were calculated in accordance with his employment agreement and provisions of the 2008 Severance Plan, as applicable.
(3)	Actual severance benefits received by Mr. Trandem in 2009 are described in detail in the subsequent paragraphs of this proxy statement.

The 2008 Severance Plan does not provide for change in control payments. The 2006 Severance Plan described below included change in control provisions due to merger activity at the time.

2006 Officer Severance Plan

Prior to October 1, 2008, our NEOs participated in the 2006 Officer Severance Plan, which we refer to as the 2006 Severance Plan. The HR Committee engaged Towers Perrin in 2006 to evaluate our severance and change in control practices, particularly related to other utilities and believed it was important to implement a plan to ensure retention of key employees in the event of employment uncertainty related to a proposed merger transaction. The HR Committee believes the 2006 Severance Plan established a balance between the need to retain key employees without providing an overly generous benefit.

The 2006 Severance Plan provided for the payment of severance benefits in the event an officer was terminated involuntarily without cause. Cause generally was defined in the 2006 Severance Plan as (i) any form of illegal conduct or gross misconduct that results in substantial damage to NorthWestern, (ii) failure to comply with our Code of Conduct, (iii) willful failure to perform duties or (iv) willful and continued conduct injurious to us. For this purpose, involuntary termination does not include a termination resulting from a participant’s death or disability. The severance benefits payable under the 2006 Severance Plan included:

•	a lump-sum cash payment equal to one times annual base pay;
•	a pro-rata short-term incentive bonus;
•	reimbursement of COBRA premiums paid by the participant during the 12-month period following the participant’s termination date; and
•	$12,000 of outplacement services during the 12-month period following the participant’s termination date.

The pro-rata short-term incentive bonus is determined on the same basis as all other employees, as described in the “Compensation Discussion and Analysis—Individual Performance and Targets” section of this Proxy Statement, and then pro-rated based on the number of days during the year the individual was employed. The calculation is as follows:

(Base Salary x Target Incentive % x Total Plan Payout x Performance Multiple = Individual Payout )

x (# of days worked ÷ 360)

The 2006 Severance Plan also provided for change in control severance benefits in the event an eligible officer was terminated within 18 months after a change in control of the company. The change in control benefits included: (i) a lump-sum cash payment equal to two times annual base salary plus target annual short-term incentive pay to the Chief Executive Officer and Chief Financial Officer and one and one-half times annual base salary plus target annual short-term incentive pay to all other eligible officers, (ii) a pro-rata short-term incentive bonus (as described above), (iii) reimbursement of COBRA premiums paid by the participant during the 18-month period following the participant’s termination date, and (iv) $12,000 in outplacement services during the 12-month period following the participant’s termination date. In addition, the 2005 LTIP provides for accelerated vesting in the event of a change in control.

Mr. Hanson

Mr. Hanson submitted his resignation as our President, Chief Executive Officer and as a member of the Board on August 13, 2008. Upon receipt of Mr. Hanson’s resignation, the Board considered, among other things, entering into a separation agreement and a consulting agreement with Mr. Hanson. In evaluating the appropriateness of the terms of the agreements, the Board considered a number of factors, including the need for a smooth transition between Mr. Hanson and Mr. Rowe, the positive financial state of the company, including the fact that substantially all prior bankruptcy-related litigation had been resolved, and the benefits established pursuant to the 2006 Severance Plan. Based on the foregoing, the Board determined that the terms and conditions of the agreements were appropriate.

A Waiver and Release Agreement and a Consulting Agreement were each executed on August 21, 2008. Under the 2006 Severance Plan, Mr. Hanson received the following:

•	a lump-sum payment of $536,900, which equals Mr. Hanson’s then-current base salary;
•	a pro-rata annual short-term incentive bonus equal to $210,825, which was calculated at the end of the 2008 fiscal year and payable on or before March 15, 2009;
•	reimbursement of any COBRA premiums paid by Mr. Hanson during the 12-month period following his separation from the company; and
•	outplacement services provided by a company selected provider up to a maximum of $12,000 over the 12-month period following Mr. Hanson’s separation from the company.

In addition to these benefits, the Board agreed to accelerate the vesting, effective on August 28, 2008, of 6,414 restricted shares valued at $165,994, which were granted to Mr. Hanson on November 6, 2006 and scheduled to vest on November 3, 2008. To support the consulting work we requested of Mr. Hanson, including serving as a key witness in ongoing regulatory proceedings, he also was provided access to office space for a six-month period at a total cost to us of approximately $5,000. Mr. Hanson’s account balances under our qualified retirement plans were fully vested and were unaffected by the agreements. Mr. Hanson received a rollover distribution of $118,507 from the NorthWestern Pension Plan on December 1, 2008, and as of December 31, 2008, no longer has a pension benefit with the company.

Under a separate consulting agreement, Mr. Hanson agreed to provide services to us through February 2009, with compensation of $22,371 for August, 2008 and a monthly fee of $44,742 thereafter through the term of the agreement.

Mr. Knapp

On May 1, 2008, we announced that, effective May 5, 2008, Thomas J. Knapp would no longer serve in the capacity of Vice President, General Counsel and Corporate Secretary, but would remain as senior legal and governmental affairs advisor. On August 29, 2008, Mr. Knapp resigned from the company. Mr. Knapp’s resignation was deemed a termination without cause, and he executed a Waiver and Release Agreement effective September 5, 2008. Under the 2006 Severance Plan, Mr. Knapp received the following:

•	a lump-sum payment of $284,012, which equals Mr. Knapp’s then-current base salary;
•	a pro-rata annual short-term incentive bonus equal to $68,543, calculated at the end of the 2008 fiscal year and payable on or before March 15, 2009;
•	reimbursement of any COBRA premiums paid by Mr. Knapp during the 12-month period following his separation from the company; and
•	outplacement services provided by a provider selected by us up to a maximum of $12,000 over the 12-month period following Mr. Knapp’s separation.

Mr. Knapp’s account balances under our qualified retirement plans were fully vested and are unaffected by the agreement (as of December 31, 2008, the present value of such pension benefits was $60,195).

To allow Mr. Knapp to conclude various outstanding bankruptcy-related litigation matters, we entered into a consulting agreement with him on September 5, 2008, which provided for compensation for certain agreed upon consulting services of $15,000 per month through the term of the agreement, which expired December 31, 2008.

Mr. Trandem

On January 30, 2009, we eliminated Mr. Trandem’s position as Vice President - Administrative Services and deemed his termination a termination without cause. Mr. Trandem executed a Waiver and Release Agreement and is entitled to receive certain benefits, which include the following under the 2008 severance plan:

•	a lump-sum payment of $216,000, which equals Mr. Trandem’s current base salary;
•	reimbursement of any COBRA premiums paid by Mr. Trandem during the 12-month period following his separation from the company; and
•	outplacement services provided by a provider selected by us up to a maximum of $12,000 over the 12-month period following Mr. Trandem’s separation from the company.

The Board approved that, with respect to the continuation of medical benefits, Mr. Trandem may elect to be reimbursed, for a period of one year, for the employee portion of early retiree health benefit premiums in lieu of the COBRA premiums noted above. In addition, the Board approved to accelerate the vesting of 5,084 restricted shares, valued at approximately $124,500, which were granted to Mr. Trandem on November 6, 2006, and scheduled to vest in 2009, 2010 and 2011.

Mr. Trandem also received other benefits upon his termination that are due to all employees upon separation, including the value of his accrued but unpaid vacation, vested 401(k) plan account and vested pension benefits.

To allow a smooth transition of responsibilities, we entered into a consulting agreement with Mr. Trandem on January 31, 2009, which provides for compensation for certain agreed upon consulting services of $18,000 per month through April 30, 2009.

2005 Long-Term Incentive Plan Change in Control Provision

The 2005 Long-Term Incentive Plan provides that either the vesting of awards shall accelerate so that awards shall vest as to the shares that otherwise would have been unvested, or the HR Committee shall arrange or otherwise provide for the payment of cash or other consideration to participants in exchange for the satisfaction and cancellation of outstanding awards. The following table shows the amount of potential stock value that would have been received, based on an assumed change in control date of December 31, 2008 and a closing stock price of $23.47.

Name	Value of Accelerated Stock Vesting ($)
Robert C. Rowe	—
Brian B. Bird	212,263
Gregory G. A. Trandem (1)	119,321
Curtis T. Pohl	102,493
Miggie E. Cramblit	35,205

(1)	Mr. Trandem’s shares vested on February 6, 2009, under his termination agreement, at an approximate value of $124,500.

Death and Disability Benefits

Our executives are covered by the standard death and disability benefits that are available to substantially all employees.

2008 Director Compensation

Compensation to our non-employee directors consists of an annual cash retainer, an annual unrestricted stock award, an annual cash retainer for the chair of each committee of the Board, and meeting attendance fees. Non-employee directors are not eligible to participate in our retirement plans. The following table shows the rates for non-employee director compensation for 2008:

	Cash ($)	Shares (#)
Annual Board Retainer
Initial Stock Grant (sign-on grant to a new member)	N/A	1,000
Board Chair	100,000	3,000
Board Member	25,000	2,000
Annual Committee Chair Retainer
Audit Committee	10,000	N/A
Nominating and Corporate Governance Committee	6,000	N/A
Human Resources Committee	6,000	N/A
Meeting Fees (1)
Board Meeting	2,000	N/A
Committee Meeting	2,000	N/A

(1)	The Board Chairman does not receive meeting fees.

The following table sets forth the compensation earned by our non-employee directors for service on our Board during 2008. Employee directors are not compensated for service on the Board.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (1) (2) ($)	Total ($)
E. Linn Draper, Jr., Chairman	100,000	160,178	260,178
Stephen P. Adik	91,000	131,148	222,148
Jon S. Fossel	53,000	131,148	184,148
Julia L. Johnson	87,000	131,148	218,148
Philip L. Maslowe	85,000	131,148	216,148
D. Louis Peoples	75,000	131,148	206,148

(1)

Amounts deferred under the deferred compensation plan described below included $100,000 and 3,000 shares of stock for Mr. Draper; $35,000 and 2,000 shares of stock for Mr. Adik; $87,000 and 2,000 shares of stock for Ms. Johnson; 2,000 shares of stock for Mr. Maslowe; and 2,000 shares of stock for Mr. Peoples.

(2)

These values reflect the compensation expense recognized for restricted stock awards made in 2008 and in prior years and are calculated utilizing the provisions of SFAS No. 123R, Share-Based Payments. The grant date fair value of stock awards made during 2008 was $29.03 per share, or $87,090 for Mr. Draper and $58,060 for the remaining directors. As of December 31, 2008, each director has 4,999 shares of stock granted in 2006 under the 2005 incentive plan that have not vested.

Non-employee directors may elect to defer up to 100% of any qualified cash or equity-based compensation that would be otherwise payable to him or her, subject to compliance with NorthWestern’s 2005 Deferred Compensation Plan for Non-employee Directors and Section 409A of the Internal Revenue Code. For those directors who defer their compensation, the meeting fee or retainer, as applicable, is the value utilized to determine the amount of deferred compensation. The deferred compensation may be invested in deferred stock units or designated investment funds. Based on the election of the non-employee director, following separation from service on the Board, other than on account of death, he or she shall receive a distribution equal to one share of common stock for each deferred stock unit either in a lump sum or in approximately equal installments over a designated number years (not to exceed 10 years). All deferrals made in 2008 and prior years are invested in deferred stock units. The value of the each deferred compensation account is adjusted periodically to reflect the gains, losses and dividends associated with a notional investment in our common stock.

Each non-employee Board member must retain at least five times the value of his or her annual Board and committee chair retainer(s) in common stock or deferred stock units within five years of commencing service on our Board. As of February 1, 2009, all of our non-employee Board members have met their stock retention requirements.

NorthWestern also reimburses non-employee directors for the cost of participation in certain continuing education programs and travel costs to meetings.

AUDIT COMMITTEE REPORT

The following report is submitted on behalf of the Audit Committee of the Board. The purpose of the Audit Committee is to assist the Board in its general oversight of the company related to: (i) the accounting and financial reporting processes; (ii) the audits and integrity of the financial statements; (iii) compliance with legal and regulatory requirements; (iv) the independent auditor’s qualifications and independence; and (v) the performance of the internal audit function and independent auditors. We operate pursuant to a charter that was last amended in October 2008, a copy of which is available on NorthWestern’s Web site at http://www.northwesternenergy.com.

In the performance of the Audit Committee’s oversight function, and in connection with the December 31, 2008, financial statements, the Audit Committee reviewed and discussed the audited financial statements with management. The Audit Committee has discussed the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T. The Audit Committee received the written disclosures and the letter from Deloitte & Touche LLP, or Deloitte, our independent registered public accounting firm, required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The compatibility of non-audit services was considered with the auditor’s independence.

Based on its review of the consolidated financial statements and discussions with and representations from management and Deloitte referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in NorthWestern Energy’s Form 10-K for the year ended December 31, 2008 filed with the SEC.

Audit Committee

Stephen P. Adik, Chairman

Dana J. Dykhouse

Jon S. Fossel

Philip L. Maslowe

D. Louis Peoples

PROPOSAL 2

RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2009, and recommends that stockholders vote for ratification of such appointment. Although action by the stockholders is not required by law, the Audit Committee and the Board have determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interest of the company and its stockholders. In the event of a negative vote on ratification, the Audit Committee will reconsider its selection.

Representatives of Deloitte will be present at the annual meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions. The following table is a summary of the fees billed to us by Deloitte for professional services for the fiscal years ended December 31, 2008 and 2007:

Fee Category	Fiscal 2008 Fees ($)	Fiscal 2007 Fees ($)
Audit fees	1,353,000	1,440,000
Audit-related fees	—	—
Tax fees	60,000	174,000
All other fees	—	—
Total fees	1,413,000	1,614,000

Audit Fees

Audit fees consist of fees billed for professional services rendered for the audit of our financial statements, internal control over financial reporting and review of the interim financial statements included in quarterly reports and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements. For 2008, this amount includes estimated billings for the completion of the 2008 audit, which were rendered after year-end.

Audit-related Fees

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” There were no audit-related fees in fiscal 2008 and 2007.

Tax Fees

Tax fees consist of fees billed for professional services for tax compliance of $60,000 and $174,000 for the years ended December 31, 2008 and 2007, respectively. These services include assistance regarding federal and state tax compliance.

All Other Fees

All other fees consist of fees for products and services other than the services reported above. In fiscal years 2008 and 2007, there were no other fees.

Preapproval Policies and Procedures

Rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002 require public company audit committees to pre-approve audit and non-audit services. Our Audit Committee follows procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services, are pre-approved by category of service. The fees are budgeted, and actual fees versus the budget are monitored throughout the year. During the year, circumstances may arise when it may become necessary to engage the independent public accountants for additional services not contemplated in the original pre-approval. In those instances, we will obtain the specific pre-approval of the Audit Committee before engaging the independent public accountants. The procedures require the Audit Committee to be informed of each service, and the procedures do not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Pursuant to the provisions of the Audit Committee Charter, before Deloitte is engaged to render audit or nonaudit services, the Audit Committee must preapprove such engagement. For 2008, 100% of the audit-related fees, tax fees and all other fees were pre-approved by the Audit Committee or the Chairman of the Audit Committee pursuant to delegated authority.

Leased Employees

In connection with their audit of our 2008 annual financial statements, more than 50% of Deloitte’s work was performed by full-time, permanent employees of Deloitte.

The affirmative vote of the holders of a majority in voting power of the shares of our common stock which are present in person or represented by proxy and entitled to vote thereon is required to ratify the selection of Deloitte. Brokers may vote a client’s proxy in their own discretion on this proposal, and accordingly, “broker non-votes” will not affect the outcome of the vote on the proposal. Abstentions will have the same effect as a vote against the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted “FOR” the proposal to ratify the selection of Deloitte to serve as the independent registered public accounting firm for NorthWestern for the fiscal year ending December 31, 2009.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF DELOITTE & TOUCHE LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3

APPROVAL OF NORTHWESTERN ENERGY

EMPLOYEE STOCK PURCHASE PLAN

The company’s stockholders are asked to approve a proposal to create the NorthWestern Energy Employee Stock Purchase Plan, or ESPP. Our Board has approved, subject to the approval of the stockholders, the creation of the ESPP. The ESPP is intended to align the interests of our employees with those of our stockholders by encouraging employees to become stockholders and to increase their share ownership. The ESPP is a broad-based plan that allows eligible employees to purchase shares of our common stock at a discount (to be determined in accordance with the terms of the ESPP, but not more than 15 percent) to the average high and low price on the date of the purchase. Although the ESPP permits us to set the discount for employee purchases under the Plan at up to 15%, we currently do not intend to set the discount at more than 5%. The number of common shares available for purchase under the ESPP will be 500,000 shares, subject to adjustment in the event of a change in capitalization.

Pursuant to Section 423 of the Internal Revenue Code, participating employees in the ESPP are able to enjoy favorable tax treatment with regard to the shares purchased including the deferral of tax liability until the shares are sold and the taxing of any gain at favorable capital gains rates. The required holding period for favorable income tax treatment upon disposition of common stock acquired under the ESPP is the later of (a) two years after the deemed “option” is granted (the first day of the purchase period), or (b) one year after the deemed “option” period is exercised and the common stock is purchased (purchase date). When the common stock is disposed of prior to the expiration of the required holding period, the participant recognizes ordinary income to the extent of the difference between the price actually paid for the common stock and the fair market value of the common stock on the date the option was exercised (the purchase date), regardless of the price at which the common stock was sold.

All regular full-time and regular part-time employees are eligible to participate in the ESPP. However, no employee is eligible to participate in the ESPP if, immediately after participating, the employee would own, directly or indirectly, 5 percent or more of our common stock outstanding. The stock allocated to the participants in the ESPP may be acquired either through open market purchases by an independent administrator, through issuance of new shares or by using treasury shares.

An eligible employee may elect to purchase on a monthly basis, through payroll deduction and/or lump sum payments, shares of common stock at a discount (to be determined in accordance with the terms of the ESPP) to the fair market value of the common stock on the date of purchase. We will pay the remaining percentage of fair market value (if open market purchases). For any calendar year, the aggregate amount of payroll deductions and lump sum payments made by a participant cannot exceed 10 percent of his or her salary or $25,000, whichever is less.

A participant may elect to receive cash dividends or to reinvest dividends in additional shares of our common stock on shares held in the ESPP. A participant has the right to direct the vote of his or her shares held in the ESPP.

Participants incur no brokerage commissions or service charges for purchases of common stock under the ESPP; however, certain administrative fees may be charged to participants for sales, which may change from time to time.

We have the right to amend or terminate the ESPP at any time. In the event of termination, all stock and cash will be distributed to participants.

Approval of the ESPP requires the affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote at the meeting. Abstentions will be counted as present for quorum purpose, and will have the effect of a vote against the proposal. Brokers may not vote a client’s proxy in their own discretion on this proposal, and accordingly, broker non-votes will not affect the outcome of the vote on the proposal.

The full text of the ESPP is included in this proxy statement as Appendix 1.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ADOPTION OF THE NORTHWESTERN ENERGY

EMPLOYEE STOCK PURCHASE PLAN.

STOCKHOLDER PROPOSALS

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

To be considered for inclusion in the proxy statement for our annual meeting to be held in 2010, stockholder proposals must be received by the Corporate Secretary of NorthWestern Corporation not later than November 9, 2009. This notice requirement is separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the company’s proxy statement.

Other Stockholder Proposals for Presentation at the 2010 Annual Stockholders’ Meeting

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly from the floor of the 2010 Annual Stockholders’ Meeting, the company’s by-laws require that timely notice must be given to the Corporate Secretary. To be timely, the notice must be received by the Corporate Secretary of NorthWestern Corporation between December 23, 2009 and January 22, 2010.

Stockholder proposals should be delivered to or mailed and received by us on the dates set forth above and addressed to: Corporate Secretary, NorthWestern Corporation, 3010 W. 69th Street, Sioux Falls, SD 57108.

To be in proper written form, a stockholder’s notice for both annual and special meetings must set forth:

(i) as to each person whom the stockholder proposes to nominate for election as a Director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the company that are owned beneficially or of record by the person, (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (E) such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected;

(ii) as to any other business that the stockholder proposes to bring before the meeting, (A) a brief description of the business desired to be brought before the meeting, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration, and, in the event that such business includes a proposal to amend the Bylaws of the company, the language of the proposed amendment), (C) the reasons for conducting such business at the meeting, and (D) any material interest of such stockholder in the business being proposed and the beneficial owner, if any, on whose behalf the proposal is being made; and

(iii) as to the stockholder giving this notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and record address of such stockholder and any such beneficial owner, (B) the class or series and number of shares of capital stock of the company that are owned beneficially or of record by such stockholder and beneficial owner, (C) a description of all arrangements or understandings between such stockholder and any such beneficial owner and each proposed nominee and any other persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that such stockholder is a stockholder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons and/or conduct the business being proposed as described in the notice, and (E) a representation of whether such stockholder or any such beneficial owner intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, and/or (2) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder with respect to an annual meeting if the stockholder has notified the company of his or her intention to present a proposal at such annual meeting in compliance with Regulation 14A (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the company to solicit proxies for such annual meeting. The company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director of the company.

OTHER MATTERS

Securities Authorized for Issuance under Equity Compensation Plans

The following table presents summary information about our equity compensation plans, including our long-term incentive plan. The table presents the following data on our plans as of the close of business on December 31, 2008:

i.	The aggregate number of shares of our common stock subject to outstanding stock options, warrants and rights;
ii.	The weighted average exercise price of those outstanding stock options, warrants and rights; and
iii.	The number of shares that remain available for future option grants, excluding the number of shares to be issued upon the exercise of outstanding options, warrants and rights described in (i) above.

For additional information regarding our stock long-term incentive plans and the accounting effects of our stock-based compensation, please see Notes 2 and 16 to our Consolidated Financial Statements of our Annual Report on form 10-K for the year ended December 31, 2008.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
None
Equity compensation plans not approved by security holders
New Incentive Plan (1)	—		1,363,998
Total	—		1,363,998

(1)

Upon emergence from bankruptcy, a New Incentive Plan was established pursuant to our Plan of Reorganization, which set aside 2,265,957 shares for the new Board to establish equity-based compensation plans for employees and directors. As the New Incentive Plan was established by provisions of the Plan of Reorganization, stockholder approval was not required. During 2005 the NorthWestern Corporation 2005 Long-Term Incentive Plan was established under the New Incentive Plan, under which 743,912 shares have been distributed to officers and employees and 158,047 shares have been used for Board compensation.

Other Business at the 2009 Annual Meeting – Discretionary Voting Authority

Management is not aware of any matter to be brought before the annual meeting, other than the matters described in the Notice of Annual Meeting accompanying this proxy statement. The persons named in the form of proxy solicited by our Board will vote all proxies, which have been properly executed, and if any matters not set forth in the Notice of Annual Meeting are properly brought before the meeting, such persons will vote thereon in accordance with their best judgment.

Multiple Stockholders Sharing the Same Address

In accordance with notices we previously sent to “street name” stockholders who share a single address, we are sending only one Notice of Annual Meeting to that address unless we received contrary instructions from any stockholders at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. If any stockholder residing at such an address wishes to receive a separate Notice of Annual Meeting for this year’s meeting or in the future, or if you are receiving multiple copies of our Notice of Annual Meeting and wish to request householding, you may contact our Corporate Secretary by phone at (605) 978-2940 or by mail at NorthWestern Corporation, 3010 W. 69th Street, Sioux Falls, South Dakota 57108. We will deliver any requested documents to you promptly upon receipt of your request.

Where You Can Find Additional Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

Please call the SEC at 1+ 800 SEC-0330 for further information on the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Our public filings are also available to the public from document retrieval services and the Internet Web site maintained by the SEC at http://www.sec.gov.

Assistance

If you need assistance with voting your proxy or have questions regarding our annual meeting, please contact:

Dan Rausch Director – Investor Relations (605) 978-2902	or	Tammy Lydic Assistant Corporate Secretary (605) 978-2913

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at NorthWestern Corporation, 3010 W. 69th Street, Sioux Falls, South Dakota 57108, Attention: Investor Relations. If you would like to request documents, please do so by April 8, 2009, in order to receive them before the annual meeting.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated March 9, 2009. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

APPENDIX 1

NORTHWESTERN ENERGY

EMPLOYEE STOCK PURCHASE PLAN

Section 1.          ESTABLISHMENT OF PLAN. The Company proposes to grant options for purchase of the Common Stock to Eligible Employees of the Company pursuant to this Plan. The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. The Plan shall become effective on June 1, 2009, subject to approval by the stockholders of the Company at the 2009 Annual Meeting of Stockholders.

Section 2.         PURPOSE. The purpose of the Plan is to align the interests of the Company’s employees with those of its stockholders by encouraging current and future Eligible Employees to become stockholders of the Company and to increase their share ownership of Common Stock. The Plan is intended to comply with the provisions of Code Section 423 and shall be administered, interpreted and construed in accordance with such provisions.

Section 3.          DEFINITIONS. When used in this Plan, the following terms shall have the following meanings:

3.1          “Administrator” means the Board of Directors or such officer or officers of the Company or such committee (which need not be a committee of the Board of Directors, but, if not a committee of the Board of Directors, then the committee shall be comprised solely of officers of the Company) to whom the Board of Directors delegates authority under the Plan in accordance with Section 13.1.

3.2          “Beneficiary” means such person, persons, or entity as are designated pursuant to Section 13.5 to receive, upon a participant’s death, all or a portion of such Participant’s Common Stock Account and Payroll Deduction Account.

3.3          “Board of Directors” means the Board of Directors of the Company, or any committee of such Board of Directors as the Board of Directors may determine from time to time.

3.4          “Cash Dividends” means the cash dividends paid with respect to shares of Common Stock held in a Participant’s Common Stock Account

3.5          “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

3.6          “Common Stock” means common stock, par value $0.01 per share, of the Company.

3.7          “Common Stock Account” means the account established with, and maintained by, the Custodian for the purpose of holding Common Stock purchased pursuant to this Plan.

3.8          “Company” means NorthWestern Corporation, a Delaware corporation, and its successors and assigns.

3.9          “Custodian” means the agent selected by the Company to hold Common Stock purchased under the Plan.

3.10       “Disability” means disability as defined under any qualified, defined benefit plan sponsored by the Company or any Subsidiary in which an Eligible Employee is a participant on the date such Eligible Employee terminates employment with the Company or any Subsidiary.

3.11       “Eligible Compensation” means the sum of the types and amounts of compensation determined from time to time by the Administrator in its sole discretion to be eligible to be taken into account under the Plan, provided that no such determination shall include or exclude any type or amount of compensation contrary to the requirements of Section 423 of the Code and any regulations promulgated thereunder.

3.12       “Eligible Employee” means all employees of the Company and its Subsidiaries that have been designated as eligible to participate in the Plan pursuant to and in accordance with rules prescribed by the Administrator from time to time, which rules, however, shall neither permit nor deny participation in the Plan contrary to the requirements of the Code (including, but not limited to, Section 423(b)(3), (4), (5), and (8) thereof) and the regulations promulgated thereunder.

3.13       “Fair Market Value” means the average of the high and low sales prices of a share of Common Stock as reported on the New York Stock Exchange Composite Tape on the date in question or, if the Common Stock shall not have been traded on such date, the average of the high and low sales prices on the first day prior thereto on which the Common Stock was so traded or, if the Common Stock was not so traded, such other amount as may be determined in good faith by the Board of Directors in its sole discretion.

3.14       “Investment Date” means, for each month during the Plan Year, the fifteenth day of such month, or if the fifteenth day is not a day on which the Custodian is open for business, the next such day of such month on which the Custodian is open for business, or such other day of each month as may be determined by the Board of Directors in its sole discretion.

3.15       “Participant” means an Eligible Employee who has met the requirements of Section 4 and has elected to participate in the Plan pursuant to Section 5.1.

3.16       “Payroll Deduction Account” means the bookkeeping entry established by the Company for each Participant pursuant to Section 5.3.

3.17       “Plan” means the NorthWestern Energy Employee Stock Purchase Plan as set forth herein and as amended from time to time.

3.18       “Plan Year” means a calendar year.

3.19       “Subsidiary” means any corporation designated by the Administrator which constitutes a “subsidiary” of the Company, within the meaning of Code Section 424(f).

Section 4          ELIGIBILITY.

4.1          General Rule. Subject to Section 4.3, each Eligible Employee shall be eligible to participate in the Plan beginning on the later of (a) the Eligible Employee’s date of hire by the Company or any Subsidiary and (b) the date such employee becomes an Eligible Employee. An Eligible Employee who has met the requirements of this Section 4.1 and who ceases to be an Eligible Employee shall again become eligible to participate in the Plan when he or she again becomes an Eligible Employee.

4.2          Leave of Absence. Unless the Administrator otherwise determines, a Participant on a paid leave of absence shall continue to be a Participant in the Plan so long as such Participant is on such paid leave of absence. Unless otherwise determined by the Administrator, a Participant on an unpaid leave of absence shall not be entitled to participate in any offering commencing after such unpaid leave has begun but shall not be deemed to have terminated employment for purposes of the Plan. A Participant who, upon failing to return to work following a leave of absence, is deemed not to be an employee, shall not be entitled to participate in any offering commencing after such termination of employment, and such Participant’s Payroll Deduction Account shall be paid out in accordance with Section 7.1.

4.3          Common Stock Account. As a condition to participation in this Plan, each Eligible Employee shall be required to hold shares purchased hereunder in a Common Stock Account and such employee’s decision to participate in the Plan shall constitute the appointment of the Custodian as custodial agent for the purpose of holding such shares. Such Common Stock Account will be governed by, and subject to, the terms and conditions hereof and of a written agreement between the Company and the Custodian.

Section 5          PARTICIPATION AND PAYROLL DEDUCTIONS.

5.1          Enrollment. Each Eligible Employee may elect to participate in the Plan for a Plan Year by completing a Company-specified enrollment form. Upon completing the enrollment process, an Eligible Employee shall commence participation in the Plan on the next practicable relevant pay date. Each Eligible Employee shall be advised of the purchase price (expressed as a percentage of Fair Market Value) determined under Section 6.2(b) before enrolling in the Plan.

5.2          Amount of Deduction. When enrolling, the Eligible Employee shall specify a payroll deduction amount which shall be withheld from such Eligible Employee’s regular paychecks, including bonus paychecks, for the Plan Year; provided, however, that the Administrator may determine and specify, from time to time, (a) the range of permissible amounts of Eligible Compensation an Eligible Employee may specify to be withheld and (b) the maximum amount, if any, of Eligible Compensation that may be deducted for an Eligible Employee in any Plan Year, and provided further, that no such determination shall be contrary to the requirements of Code Section 423 and the regulations promulgated thereunder.

5.3          Payroll Deduction Accounts. Each Participant’s payroll deduction shall be credited, as soon as practicable following the relevant pay date, to a Payroll Deduction Account, pending the purchase of Common Stock in accordance with the provisions of the Plan. All such amounts shall be assets of the Company and may be used by the Company for any corporate purpose. No interest shall accrue or be paid on amounts credited to a Payroll Deduction Account.

5.4          Subsequent Plan Years. Unless otherwise specified prior to the beginning of any Plan Year by completing a Company-specified change in participation form, a Participant shall be deemed to have elected to participate in each subsequent Plan Year for which the Participant is eligible to the same extent and in the same manner as at the end of the prior Plan Year.

5.5          Changes in Participation.

(a)        At any time during a Plan Year, a Participant may cease participation in the Plan by completing a Company-specified change in participation form. Such cessation will become effective as soon as practicable following completion of such process, whereupon no further payroll deductions will be made, and the Company shall pay to such Participant an amount equal to the balance in the Participant’s Payroll Deduction Account as soon as practicable thereafter. To the extent still an Eligible Employee, any Participant who ceased to participate may elect to participate again as of any subsequent pay period in any calendar quarter after the quarter in which such Participant ceased to participate.

(b)         At any time during a Plan Year (but not more than once in any calendar quarter), a Participant may increase or decrease the percentage of Eligible Compensation subject to payroll deduction within the limits approved by the Administrator pursuant to Section 5.2 by completing a Company-specified change in participation form. Such increase or decrease shall become effective with the first pay period following the completion of such process to which it may be applied practically. Notwithstanding any increase in the Eligible Compensation subject to pay deduction pursuant to this Section 5.5(b), in no event may the amount of Eligible Compensation deducted for an Eligible Employee for any Plan Year exceed the maximum amount authorized to be deducted pursuant to Section 5.2.

(c)          Notwithstanding anything herein to the contrary, in the event the Board of Directors determines under Section 5.2(b) to change the purchase price of a share of Common Stock, each Participant shall be advised in advance of the effective date of such change and afforded the opportunity to make a change in participation under Section 5.5(a) or 5.5(b) before such change in the purchase price takes effect.

Section 6          OFFERINGS.

6.1          Maximum Number of Shares. The Plan will be implemented by making offerings of Common Stock on each Investment Date until the maximum number of shares of Common Stock available under the Plan have been issued pursuant to the exercise of options.

6.2          Grant and Exercise of Options.

(a)          Subject to Section 6.3, on each Investment Date, each Participant shall be deemed, subject to Section 6.4, to have been granted an option to purchase, and shall be deemed, without any further action, to have exercised such option and purchased the number of shares of Common Stock determined by dividing the amount credited to the Participant’s Payroll Deduction Account on such date by the purchase price (as determined in paragraph (b) below). All such shares shall be credited to the Participant’s Common Stock Account.

(b)        The purchase price for each share of Common Stock shall be expressed as a percentage of Fair Market Value on the Investment Date and shall be determined from time to time by the Board of Directors, but in no event shall such purchase price be less than 85 percent of the Fair Market Value of such share on the Investment Date.

6.3          Oversubscription of Shares. If the total number of shares for which options are exercised on any Investment Date exceeds the maximum number of shares available for the applicable offering, the Company shall make a proportional allocation of the shares available for delivery and distribution among the Participants in as nearly a uniform manner as shall be practicable, and the balance of all amounts credited to the Payroll Deduction Accounts shall be applied to the next offering in a manner consistent with the requirements of Code Section 423 and the regulations thereunder.

6.4         Limitations on Grant and Exercise of Options.

(a)         No option granted under this Plan shall permit a Participant to purchase stock under all employee stock purchase plans (as defined by Code Section 423(b)) of the Company and any Subsidiary in an amount which, in the aggregate, would exceed $25,000 based on the Fair Market Value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time.

(b)         No employee who would own, immediately after the option is granted, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary (a “5% Owner”) shall be granted an option. For purposes of determining whether an employee is a 5% Owner, the rules of Code Section 424(d) shall apply in determining the stock ownership of an individual and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

Section 7         DISTRIBUTIONS OF COMMON STOCK ACCOUNT.

7.1          Termination of Employment. If a Participant’s employment with the Company and its Subsidiaries terminates for any reason during a Plan Year, shares credited to the Participant’s Common Stock Account may be withdrawn by the Participant from the Plan or may be sold by the Participant through the Plan. Shares not otherwise withdrawn from or sold through the Plan will be distributed to the Participant as soon as practicable following termination.

7.2          During Employment. Prior to the Participant’s termination of employment with the Company and its Subsidiaries, a Participant may withdraw some or all of the whole shares credited to the Participant’s Common Stock Account or may sell through the Plan some or all of the whole shares credited to the Participant’s Common Stock Account, subject to the provisions of Section 11.3.

7.3          Death. In the event of a Participant’s death, all shares credited to the Participant’s Common Stock Account may be withdrawn from the Plan or sold through the Plan by:

(a)         the Participant’s Beneficiary, or

(b)         if the Company is maintaining procedures pursuant to Section 0 pursuant to which a Participant may designate a Beneficiary and no Beneficiary has been so designated or if the Company is not maintaining procedures pursuant to Section 13.5 pursuant to which a Participant may designate a Beneficiary, the Participant’s spouse or, if the Participant is not survived by a spouse, the Participant’s estate, and any amount credited to the Participant’s Payroll Deduction Account shall be distributed to such Beneficiary, spouse or estate, as applicable, as soon as practicable after the Company receives notice of the Participant’s death. Shares not otherwise withdrawn from or sold through the Plan will be distributed to the Participant’s Beneficiary, spouse or estate (determined in accordance with clauses (a) and (b) of this Section 7.3) as soon as practicable. Whether a person is a spouse will be determined using the eligibility standards for U.S. Social Security benefits.

7.4          Sales through the Plan. Subject to the provisions of Section 11.3, a Participant, a former Participant who has terminated employment with the Company and its Subsidiaries, or, in the event of the Participant’s death, a Participant’s Beneficiary, spouse or estate (determined in accordance with Section 7.3) may sell shares of Common Stock acquired under the Plan pursuant to procedures established from time to time by the Administrator.

Section 8.          DIVIDENDS ON SHARES. All Cash Dividends shall be distributed as elected by Participant as part of the Company-specified enrollment process. During such enrollment form, Participant shall be entitled to elect whether to (a) receive a cash distribution of all or a portion of the Cash Dividends, or (b) reinvest all or a portion of the Cash Dividends in shares of Common Stock purchased at 100 percent of Fair Market Value on the date such dividend is paid, subject to any limitations specified by the Company. All non-cash distributions paid on Common Stock held in a Participant’s Common Stock Account shall be paid to the Participant (or, in the event of the Participant’s death, the Participant’s Beneficiary, spouse or estate, determined in accordance with Section 7.3) as soon as practicable. At any time during a Plan Year (but not more than once in any calendar quarter), a Participant may change his or her election with respect to the distribution of Cash Dividends by completing a Company-specified change in participation form. Such change shall become effective as of the next record date for payment of dividends; provided that the Participant submits the change in participation form as specified by the Company at least 10 days prior to the next record date for payment of dividends

Section 9.          RIGHTS AS A STOCKHOLDER. No Participant shall have any rights of a shareholder with respect to any shares of Common Stock until such shares have been purchased in accordance with Section 6. When a Participant purchases Common Stock pursuant to the Plan or when Common Stock is credited to a Participant’s Common Stock Account, the Participant shall have all of the rights and privileges of a stockholder of the Company with respect to the shares so purchased or credited, whether or not certificates representing shares shall have been issued.

Section 10.       OPTIONS NOT TRANSFERABLE. Neither a Participant’s Payroll Deduction Account nor any options granted under the Plan to a Participant may be transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by a Participant and such options are exercisable during the Participant’s lifetime only by the Participant. Any attempt at such assignment, transfer, pledge or other disposition shall be without effect.

Section 11       COMMON STOCK.

11.1       Reserved Shares. There shall be reserved for issuance and purchase under the Plan an aggregate of 500,000 shares of Common Stock, subject to adjustment as provided in Section 12. Shares subject to the Plan may be shares now or hereafter authorized but unissued, treasury shares, or shares purchased on the open market.

11.2       Restrictions on Exercise. In its sole discretion, the Board of Directors may require as conditions to the exercise of any option that shares of Common Stock reserved for issuance upon the exercise of an option shall have been duly listed on any recognized national securities exchange, and that either a registration statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or the Participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is the Participant’s intention to purchase the shares for investment only and not for resale or distribution.

11.3       Restriction on Sale of Common Stock Purchased Under the Plan. The Plan is intended to provide shares of Common Stock for investment and not for resale. However, the Company does not intend to restrict or influence the conduct of any employee’s affairs. An employee, therefore, may sell shares of Common Stock that are purchased under the Plan at any time, subject to compliance with any applicable federal or state securities laws. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE SHARES OF COMMON STOCK.

Section 12.       ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of a subdivision or consolidation of the outstanding shares of Common Stock, or the payment of a stock dividend thereon, the number of shares reserved or authorized to be reserved under this Plan shall be increased or decreased, as the case may be, equitably by the Board of Directors. In the event of any other change affecting the Common Stock, such adjustments shall be made equitably by the Board of Directors to give proper effect to such event, subject to the limitations of Code Section 424.

Section 13       ADMINISTRATION.

13.1       The Plan shall be administered by the Board of Directors, which may to the extent permitted by law, but need not, delegate some or all of its authority under the Plan to an Administrator. Any delegation hereunder shall be subject to the restrictions and limits that the Board of Directors specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Board of Directors to delegate authority under this Plan, and the Board of Directors may at any time rescind the authority delegated to an Administrator appointed hereunder or appoint a new Administrator. At all times, an Administrator appointed under this Section 13.1 shall serve in such capacity at the pleasure of the Board of Directors.

13.2       The Board of Directors (and the Administrator, to the extent that the Board of Directors delegates its authority under the Plan pursuant to Section 13.1) shall have full power and authority to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan. All determinations by the Board of Directors (or the Administrator, as the case may be) in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested.

In the event of any disagreement between the Board of Directors and the Administrator, the Board of Director’s determination on such matter shall be final and binding on all interested persons, including the Administrator.

13.3       No member of the Board of Directors or the Administrator shall be liable for anything whatsoever in connection with the administration of the Plan, except such person’s own willful misconduct. Under no circumstances shall (a) any member of the Board of Directors be liable for any act or omission of any other member of the Board of Directors or the Administrator, or (b) the Administrator be liable for any act or omission of any member of the Board of Directors. In the performance of its functions with respect to the Plan, the Board of Directors and the Administrator shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Board of Directors or the Administrator deems necessary, and no member of the Board of Directors or the Administrator shall be liable for any action taken or not taken in reliance upon any such advice.

13.4       The Company shall pay all the costs of administration of the Plan.

13.5       The Company may maintain procedures pursuant to which a Participant may designate a Beneficiary.

13.6       Notwithstanding the provisions of Section 13.2, the Board of Directors (or any duly appointed Administrator) may establish procedures from time to time relating to the review and determination of claims for benefits under the Plan. Such claims procedures may include appointment of one or more committees, which may be composed of such officers of the Company or other individuals as the Board of Directors (or Administrator, as the case may be) shall determine, to act with respect to any claim for benefits under the Plan. Any such committee shall have such authority as is determined by the Board of Directors (or Administrator, as the case may be), which may include the exclusive discretionary right to interpret the Plan, including those provisions arising under or in connection with the administration of the Plan, including without limitation, the authority to make factual determinations.

Section 14      AMENDMENT AND TERMINATION.

14.1       Amendment. Subject to the provisions of Code Section 423, the Board of Directors (and the Administrator, to the extent the Board of Directors delegates its authority under this Section 14.1) may amend the Plan in any respect; provided, however, that the Plan may not be amended in any manner that will retroactively impair or otherwise adversely affect the rights of any person to benefits under the Plan which have accrued prior to the date of such action, and no amendment shall increase the maximum number of shares of Common Stock that may be purchased under the Plan unless such increase is approved by the shareholders of the Company in accordance with Code Section 423. The Board of Directors may delegate to the Administrator its authority under this Section 14.1 to amend any of the following Sections of the Plan and any other provision of the Plan for which approval by the Board of Directors (or a committee thereof) is not required under applicable law or the rules of any national securities exchange on which the Common Stock is traded: Sections 4.3, 5.4, 5.5(a), 5.5(b), 7.3, 11.3, 16, 17, 18 and 19.

14.2       Termination. The Plan will terminate on the Investment Date that Participants become entitled to purchase a number of shares greater than the number of shares remaining available for purchase. In addition, the Plan may be terminated at any prior time, at the sole discretion of the Board of Directors.

Section 15.       GOVERNMENTAL AND OTHER REGULATIONS. The Plan and the grant and exercise of options to purchase shares hereunder, and the Company’s obligation to sell and deliver shares upon the exercise of options to purchase shares, shall be subject to all applicable Federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as, in the opinion of counsel to the Company, may be required.

Section 16.       NO EMPLOYMENT RIGHTS. The Plan does not create, directly or indirectly, any right for the benefit of any employee or class of employees to purchase any shares from the Company (other than as expressly provided in, and subject to the terms and conditions of, the Plan), or create in any employee or class of employees any right with respect to continuation of employment by the Company or any Subsidiary, and it shall not be deemed to interfere in any way with the Company’s or any Subsidiary’s right to terminate, or otherwise modify, an employee’s employment at any time.

Section 17.       WITHHOLDING. As a condition to receiving shares hereunder, the Company may require the Participant to make a cash payment to the Company of, or the Company may withhold from any shares distributable under the Plan, an amount necessary to satisfy all Federal, state, city or other taxes required to be withheld in respect of such payments pursuant to any law or governmental regulation or ruling.

Section 18.       OFFSETS. To the extent permitted by law, the Company shall have the absolute right to withhold any amounts payable to any Participant under the terms of the Plan to the extent of any amount owed for any reason by such Participant to the Company or any Subsidiary and to set off and apply the amounts so withheld to payment of any such amount owed to the Company or any Subsidiary, whether or not such amount shall then be immediately due and payable and in such order or priority as among such amounts owed as the Company, in its sole discretion, shall determine.

Section 19.     NOTICES, ETC. All elections, designations, requests, notices, instructions and other communications from a Participant to the Administrator or the Company required or permitted under the Plan shall be in Company-specified form, and if required to be in writing shall be mailed by first-class mail or delivered to such Company-specified location and shall be deemed to have been given and delivered only upon actual receipt thereof at such location.

Section 20.       CAPTIONS, ETC. The captions of the sections and paragraphs of this Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision of the Plan. References to sections herein are to the specified sections of this Plan unless another reference is specifically stated. Wherever used herein, a singular number shall be deemed to include the plural unless a different meaning is required by the context.

Section 21.        EFFECT OF PLAN. The provisions of the Plan shall be binding upon, and inure to the benefit of, all successors of the Company and each Participant, including, without limitation, such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

Section 22.       GOVERNING LAW. The internal laws of the State of Delaware shall govern all matters relating to this Plan except to the extent superseded by the laws of the United States.

ANNUAL MEETING GUIDELINES

In the interest of an orderly and constructive meeting, the following guidelines will apply to NorthWestern’s annual meeting:

•

The annual meeting is open only to our stockholders and our invited guests. Stockholders attending the annual meeting should present evidence of NorthWestern Corporation (NYSE: NWE) stock ownership to gain entrance. You may be asked to provide photo identification, such as a driver’s license, in order to gain admittance to the annual meeting.

•

The business of the meeting will be set forth in the agenda, which you will receive at the meeting entrance. If you wish to change your vote or have not voted, a ballot will be distributed to you to cast your vote.

•	Stockholder questions and comments related to our business will be addressed only during the question and answer portion of the agenda at the end of the annual meeting.
•

Stockholders will be recognized on a rotation basis, and their questions or remarks must be relevant to the meeting, pertinent to matters properly before the meeting, and briefly stated with a time limit of three minutes.

•

Although personal grievances, claims and political statements are not appropriate subjects for the annual meeting, you may submit in writing any of these to an usher or company representative, and we will respond in writing.

•

The use of cameras or sound recording equipment is prohibited, except by those employed by the company to provide a record of the proceedings. The use of cell phones and other personal communication devices also is prohibited during the annual meeting.

•	No firearms or weapons will be allowed in the meeting room.
•	No banners or signs will be allowed in the meeting room.
•	We reserve the right to inspect all items entering the meeting room. Handbags, briefcases and packages may be inspected.

BUTTE, MONTANA	MONTANA TECH CAMPUS

VOTING CARD

[Front Side]

[stockholder name and address]

YOUR VOTE IS IMPORTANT!

PLEASE VOTE PROMPTLY BY INTERNET, PHONE OR MAIL

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NORTHWESTERN CORPORATION	For	Withhold	For All	To withhold authority to vote for any individual nominee(s),
	All	All	Except	mark “For All Except” and write the number(s) of the
	__	__	__	nominee(s) on the line below.
________________________________

THIS PROXY IS SOLICITED ON BEHALF

OF THE BOARD OF DIRECTORS

1.	Election of Directors

Nominees:

01 Stephen P. Adik	05 Philip L. Maslowe
02 E. Linn Draper, Jr.	06 D. Louis Peoples
03 Dana J. Dykhouse	07 Robert C. Rowe
04 Julia L. Johnson

Vote on Proposals	For	Against	Abstain

2.	Ratification of selection of Deloitte & Touche LLP as independent registered accounting firm for fiscal year ended December 31, 2009.	__	__	__

3.	Approval of NorthWestern Energy Employee Stock Purchase Plan.	__	__	__

4. Upon such other matters as may come before said meeting or any adjournment or postponement thereof, in the discretion of the Proxyholders.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES NAMED IN ITEM 1, “FOR” RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN ITEM 2, AND “FOR” APPROVAL OF THE NORTHWESTERN ENERGY EMPLOYEE STOCK PURCHASE PLAN IN ITEM 3.

Please sign exactly as name(s) appear(s) on this Proxy.

Joint owners should each sign personally. Corporation

Proxies should be signed by authorized officer. When

signing as executors, administrators, trustees, etc., give

full title.

___________________________________ __________		___________________________________ __________
Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

VOTING CARD

[Back Side]

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

PLEASE VOTE PROMPTLY BY INTERNET, PHONE OR MAIL.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, and Annual Report/10-K Wrap are available at www.proxyvote.com.

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NORTHWESTERN CORPORATION

3010 W. 69TH STREET, SIOUX FALLS, SD 57108

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 22, 2009

The undersigned hereby appoints E. Linn Draper, Jr. and Robert C. Rowe, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the 2009 Annual Meeting of Stockholders of NORTHWESTERN CORPORATION to be held at the Montana Tech Student Union Building, 1300 West Park Street, Butte, Montana at 2:00 p.m. Mountain Daylight Time, on Wednesday, April 22, 2009, or at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of common stock of the Company which the undersigned may be entitled to vote at said Meeting as directed on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED,

WILL BE VOTED “FOR” THE PROPOSALS.